Asset Sale and Purchase Agreement
Dated            2025
Each person listed in column 2 of Part A of Schedule 1 (“Seller”)

Civeo Pty Ltd (ACN 003 657 510) (“Buyer”)

Graham William Cleary (“Seller Guarantor”)

King & Wood Mallesons
Level 61
Governor Phillip Tower
1 Farrer Place
Sydney NSW 2000
Australia
T +61 2 9296 2000
F +61 2 9296 3999
DX 113 Sydney
www.kwm.com

Asset Sale and Purchase Agreement
Contents

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King & Wood Mallesons 72330758_14	Asset Sale and Purchase Agreement 17 February 2025	2

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29	Governing law	55
29.1	Governing law and jurisdiction	55
29.2	Serving documents	55
Schedule 1	Details of Sellers	57
Schedule 2	Apportionment of Purchase Price to Properties
Schedule 3	Warranties	58
Schedule 4	Employees
Schedule 5	Business Intellectual Property
Schedule 6	Contracts
Schedule 7	Plant and Equipment
Schedule 8	Provisions applying to the sale of the Properties	70
Schedule 9	Buyer Properties
Schedule 10	Existing Business
Signing page		79
Annexure A	Consultancy Agreement

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Asset Sale and Purchase Agreement
Details

Parties
Sellers	The persons listed in Schedule 1
Seller Guarantor	Name	Graham Cleary
	Address	21 Ingleston Road, Wakerley, Queensland 4154
Email
Buyer	Name	Civeo Pty Ltd
	ACN	003 657 510
	Address	Level 29, 264 George Street, Sydney, NSW 2000
Email
	Attention	Peter McCann
Last Balance Date	31 December 2024.
Purchase Price	$105,000,000, subject to adjustment under clause 6 and the other provisions of this document (see clause 3.1).
Calculation Time	The time as at which adjustments to the Purchase Price are calculated, being the close of business on the Completion Date (see clauses 6, 7, 9.1, 11, 11.5 and 13).
Time limit for Warranty and Specific Indemnity Claims
Business Warranties: 3 years after Completion (see clause 17.7).
Title Warranties: 7 years after Completion (see clause 17.7).
Specific Indemnities (see clause 17.7):
(a)    5 years after Completion in respect of the Specific Indemnity in clauses 15(a) and 15(c);
(b)    2 years after Completion in respect of the Specific Indemnity in clause 15(b); and
(c)    4 years after Completion in respect of the Specific Indemnity in clause 15(d).

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Per Warranty Claim and aggregate Warranty Claim thresholds	Business Warranties: $50,000 (per Claim) and $300,000 (in aggregate) (see clause 17.8). Title Warranties: No Claim thresholds (see clause 17.8).
Maximum of all Warranty and Specific Indemnity Claims
Business Warranties: 60% of the Purchase Price (see clause 17.9).
Title Warranties: 100% of the Purchase Price (see clause17.9).
Acacia Warranties: 100% of the Acacia Purchase Price (see clause 17.9).
Rosewood Warranties: 100% of the Rosewood Purchase Price (see clause 17.9).
Vitrinite Warranties: 100% of the Vitrinite Purchase Price (see clause 17.9).
Waratah Warranties: 100% of the Waratah Purchase Price (see clause 17.9).
Specific Indemnities: 100% of the Purchase Price (see clause17.9).

Maximum of all Claims	All Claims: 100% of the Purchase Price (see clause 17.9).
Restraint Period
Restraint Period for the purposes of clause 19 means:
(a)    the period of 60 months after Completion;
(b)    the period of 48 months after Completion;
(c)    the period of 36 months after Completion;
(d)    the period of 24 months after Completion; and
(e)    the period of 12 months after Completion.

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Restraint Area
Restraint Area for the purposes of clause 19.1(a) means:
(a)    Queensland and New South Wales;
(b)    Queensland;
(c)    within the Bowen Basin region in Queensland;
(d)    within 200km from a Combined Property;
(e)    within 100km from a Combined Property;
(f)    within 100km from a Property;
(g)    within 50km from a Property;
(h)    within 10km from a Property; and
(i)    within 5km from a Property.

Last date for satisfaction of Conditions Precedent	The date that is 6 months after the date of this document (or such later date notified in writing by the Buyer to the Sellers) (clause 20.1).
Governing law and jurisdiction	Queensland, Australia (see clause 29).
Recitals	A The Sellers carry on the Business and own the Assets.

B    The Sellers have agreed to sell to the Buyer, and the Buyer has agreed to purchase from the Sellers, the Assets and the Business on the terms and conditions of the Transaction Documents as a going concern.
C.    The Seller Guarantor is the ultimate beneficial owner of each Seller and in consideration of the Buyer agreeing to buy the Assets at the request of the Seller Guarantor, the Seller Guarantor has agreed to make certain promises and give certain undertakings and indemnities under and on the terms and conditions of this document.

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Asset Sale and Purchase Agreement
General terms

1 Interpretation
1.1    Definitions
Unless the contrary intention appears, these meanings (together with the meanings in the Details) apply:
Acacia Property means the land and improvements contained in Lot 1 on Crown Plan B33769 with title reference 50956222 located at 9 Acacia Street, Blackwater, QLD.
Acacia Purchase Price means the consideration payable for the Acacia Property, as apportioned to the Acacia Property in accordance with Schedule 2.
Acacia Village means the shared accommodation facilities owned and operated from the Acacia Property.
Acacia Warranties means the Warranties set out in paragraph 15 of Schedule 3 as applied to the Acacia Property, and Acacia Warranty has a corresponding meaning.
Accounting Standards means:
(a)    accounting standards as defined in the Corporations Act; and
(b)    to the extent consistent with paragraph (a), other accounting standards, principles and practices generally accepted in Australia for a business similar to the Business consistently applied.
Affiliate means in respect of a person (Primary Person):
(a)    a person Controlled directly or indirectly by the Primary Person;
(b)    a person Controlling directly or indirectly the Primary Person;
(c)    a person directly or indirectly Controlled by a person who Controls the Primary Person (whether alone or with another person or persons);
(d)    a person directly or indirectly under the common Control of the Primary Person and another person or persons; or
(e)    where the Primary Person is an individual:
(i)    a trust which the Primary Person controls (either alone or with their spouse) or where all the beneficiaries are the Primary Person and/or their spouse;
(ii)    a relative or spouse of the Primary Person; or
(iii)    a self-managed superannuation fund for the Primary Person, the trustee of which is the Primary Person, the Primary Person and a spouse of the Primary Person, or a company Controlled directly or indirectly by the Primary Person.

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Approval means any certificate, consent, declaration, licence, notification, permit, certification or other authorisation required for the lawful development, occupation or use of any Land (and the conduct of any enterprise on or in connection with Land, including the use of Plant and Equipment) and whether or not:
(a)    directly related to the Environment; or
(b)    made under any Environmental and Planning Law.
Assets means the Goodwill, the Properties, the Buildings, the Plant and Equipment, the Approvals (including applications for Approvals), the Business Intellectual Property, the Contracts, the Records and all other property and assets owned or used by a Seller in connection with the Business.
Book Debts means any trade debts and other receivables owed to a Seller in respect of the Business at the Calculation Time as notified by the Sellers’ Representative to the Buyer in accordance with clause 5.2(b)(viii).
Buildings means the buildings and other fixtures, improvements and structures constructed or situated on any of the Properties and which are owned by a Seller.
Business means the business conducted by the Sellers using the Assets, being the construction, development, maintenance, management, supply and operation of workforce accommodation in Queensland.
Business Day means a day on which banks are open for general banking business in Brisbane, Queensland and Sydney, New South Wales (not being a Saturday, Sunday or public holiday) in that place.
Business Intellectual Property means all rights in any registered or unregistered business names, business trademarks and logos, domain names, copyright material, and all other Intellectual Property Rights owned or used by a Seller in connection with the Business, including those listed in Schedule 5.
Business Liabilities means those liabilities which solely and directly relate to the performance of Contracts by the Buyer after Completion.
Business Names means the registered business names listed in Schedule 5.
Business Personal Information means Personal Information which:
(a)    is collected, used or disclosed in connection with the Business; or
(b)    is, has been or will be disclosed by a Seller (or its Representatives) to the Buyer, or learnt by the Buyer from the Sellers or their Representatives, under or in connection with this document.
Business Trade Marks means the trade marks listed in listed in Schedule 5 and all associated goodwill.
Business Warranties means the warranties set out in Schedule 3 other than the Title Warranties, and Business Warranty has a corresponding meaning.
Buyer Bank Account means the Australian bank account as the Buyer may notify to the Sellers’ Representative before Completion.
Buyer Properties means each of the properties identified in Schedule 9.

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Combined Properties means the Properties and the Buyer Properties, and Combined Property means any one of them.
Claim includes any allegation, cause of action, claim, debt, demand, liability, proceeding or suit of any nature howsoever arising and whether actual or contingent, fixed or unascertained, present or future, whether at law, in equity, under statute or otherwise.
Completion means completion of the sale and purchase of the Business and the Assets in accordance with clause 4.2, and Complete has a corresponding meaning.
Completion Date has the meaning given in clause 5.1.
Conditions Precedent means the conditions precedent set out in clause 4.1.
Confidential Information means all information (regardless of its Material Form) disclosed to a party (or to its Related Body Corporate or Representative) under or in connection with this document. The term does not include information which:
(a)    is in the public domain other than through breach of this document or an obligation of confidence owed to the discloser or any Related Body Corporate of the discloser;
(b)    was already known to the receiver at the time of that disclosure (unless that knowledge arose from a breach of an obligation of confidentiality); or
(c)    the receiver acquires from a source other than the discloser (or any Related Body Corporate or Representative of the discloser), where that source is entitled to disclose it.
Consequential Loss means indirect loss which is loss of business reputation, loss of future reputation or adverse publicity or damage to credit rating, but does not mean:
(a)    loss which is loss of goodwill, loss of profits, loss of revenue or loss of production;
(b)    loss arising naturally and in the usual course of things from the relevant circumstances or facts giving rise to the Claim or loss; or
(c)    any diminution in the value of the Assets or the Business.
Constellation Mining means Constellation Mining Pty Ltd (ACN 133 357 310)
Consultancy Agreement means the transitional consultancy agreement to be entered into between the Buyer and Qantac Seller, the agreed form of which is included in Annexure A.
Contamination means the presence in, on, under or above any Land of a substance at a concentration above the concentration at which the substance is normally present in, on, under or above land in the same locality, being a presence that presents a risk of harm to human health or any other aspect of the Environment, and Contaminant has a corresponding meaning.
Contract means any contract or commitment entered into by a Seller in the ordinary course of conducting the Business, including those listed in Schedule 6.

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Control means, with respect to any person other than an individual, the possession, directly or indirectly, of the power to:
(a)    determine the financial or operating policies of the person;
(b)    control the membership of the board or other governing body of the person; or
(c)    control the casting of more than one half of the maximum number of votes that may be cast at a general meeting of the person, regardless of whether the power is in writing or not, expressed or implied, formal or informal or arises by means of trusts, agreements, arrangements, understandings, practices or otherwise, and Controlled and Controlling have a corresponding meaning.
Corporations Act means the Corporations Act 2001 (Cth).
Customer Contracts means the customer contracts listed in Part A of Schedule 6.
Customer Notification Date means:
(a)    the Completion Date; or
(b)    such other date as the Sellers’ Representative and the Buyer agree in writing.
Data Room means the online data room operated by Ansarada in relation to the transaction contemplated by this document.
Disclosed Encumbrance means each of the statutory easements noted on the title to:
(a)    the Rosewood Property; and
(b)    the Waratah Property.
Disclosing Party means the party disclosing Confidential Information.
Domain Name means the internet domain name listed in Schedule 5.
Due Diligence Material means all of the information contained in the Data Room as at 5.00pm on the Business Day before the date of this document (including the responses to questions and requests for further information submitted via the Data Room), an index of that information being set out as an annexure to this document.
Employees means those employees of a Seller who are listed in Schedule 4, except to the extent any such employee ceases to be engaged by any Seller in the Business (including by reason of giving notice of resignation) before the Completion Date.
Encumbrance means any security for the payment of money or performance of obligations, including a mortgage, charge, lien, pledge, trust, power or title retention or flawed deposit arrangement and any “security interest” as defined in sections 12(1) or (2) of the PPSA, or any agreement to create any of them or allow them to exist.

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Engaged or Involved includes direct or indirect involvement as a principal, agent, partner, employee, shareholder, unitholder, director, trustee, beneficiary, manager, consultant, adviser, officer, contractor, joint venturer or financier.
Environment means all of the physical surroundings of humans including:
(a)    land, water, atmosphere, climate, sound, odour and taste;
(b)    the biological factors of animals and plants; and
(c)    the social factor of aesthetics affecting any human individually or in their social groupings.
Environmental and Planning Laws means any Environmental Law and / or planning laws, regulations, policies, standards and requirements (whether legal, statutory, contractual or otherwise) which relate to or with which the Sellers or the Seller Associates are or were obliged to comply with respect to each Property at any time up to Completion.
Environmental Law means any law (including the laws of tort, negligence and nuisance) concerning the Environment.
Excluded Liability means any liability or obligation of or in connection with the Business relating to ownership of the Assets or conduct of the Business that are incurred before the Calculation Time, other than the Business Liabilities. Excluded Liabilities include the obligation of Qantac Seller to pay or repay amounts owing in respect of the undocumented $4,600,000 loan relating to the supply and installation of a solar energy system at each of the Waratah Village and Rosewood Village.
Existing Business means the business or activity of constructing, maintaining and operating shared accommodation facilities conducted by the Sellers or any Seller Associate at the camps and addresses that are listed in Schedule 10.
Fairly Disclosed in relation to a matter means disclosed in sufficient detail and context so as to allow a sophisticated and well advised buyer to be aware of the nature of the matter.
Goodwill means the goodwill of the Business, including the exclusive right of the Buyer to represent itself as carrying on the Business as the successor to the Sellers, but excluding the goodwill comprised in the Business Trade Marks.
Government Agency means any government, governmental, semi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity.
Guarantee means the guarantee and indemnity in clause 18.
Independent Expert means the person appointed jointly by the Buyer and the Sellers for the purposes of clause 6.2 or, if they do not agree on the person to be appointed within 7 days of 1 party requesting the appointment, the person nominated by the Resolution Institute, who accepts the appointment in accordance with the Resolution Institutes Expert Determination rules.
Information means all information regardless of its Material Form relating to or developed, in connection with:
(a)    the business, technology or other affairs of the Disclosing Party or any Related Body Corporate of the Disclosing Party; or

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(b)    any systems, technology, ideas, concepts, know-how, techniques, designs, specifications, blueprints, tracings, diagrams, models, functions, capabilities and designs (including computer software, manufacturing processes or other information embodied in drawings or specifications), intellectual property or any other information which is marked “confidential” or is otherwise indicated to be subject to an obligation of confidence owned or used by or licensed to the Disclosing Party or a Related Body Corporate of the Disclosing Party.
Infrastructure Charge means a charge or levy to cover the costs of providing trunk infrastructure issued by way of an Infrastructure Charges Notice to be paid by the owner of a Property.
Infrastructure Charges Notice means a notice issued by the relevant local government or a distributor-retailer for an Infrastructure Charge.
A person is Insolvent if:
(a)    it is (or states that it is) an insolvent under administration or insolvent (each as defined in the Corporations Act);
(b)    it is in liquidation, in provisional liquidation, under administration or wound up or has had a Controller appointed to its property;
(c)    it is subject to any arrangement, assignment, moratorium or composition, protected from creditors under any statute or dissolved (in each case, other than to carry out a reconstruction or amalgamation while solvent on terms approved by the other parties to this document);
(d)    an application or order has been made (and in the case of an application, it is not stayed, withdrawn or dismissed within 14 days), resolution passed or any other action taken, in each case in connection with that person, in respect of any of the things described in paragraphs (a), (b) or (c) of this definition;
(e)    it is taken (under section 459F(1) of the Corporations Act) to have failed to comply with a statutory demand;
(f)    it is the subject of an event described in section 459C(2)(b) or section 585 of the Corporations Act (or it makes a statement from which another party to this document reasonably deduces it is so subject);
(g)    it is otherwise unable to pay its debts when they fall due; or
(h)    something having a substantially similar effect to any of the things described in paragraphs (a) to (g) of this definition happens in connection with that person under the law of any jurisdiction.
Intellectual Property Rights means all intellectual property rights, including all current and future registered and unregistered rights in respect of copyright, designs, circuit layouts, trademarks, know-how, confidential information, patents, inventions and discoveries and all other intellectual property as defined in article 2 of the Convention establishing the World Intellectual Property Organisation 1967.
Intercompany Licences has the meaning given in clause 4.1(e).

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Land includes:
(a)    the surface of the Earth;
(b)    any material beneath the surface (including ground water);
(c)    the atmosphere above land; and
(d)    standing or running water.
Loss means all damage, loss, cost, claim, liability, obligation or expense (including legal costs and expenses of any kind), but excluding any consequential or indirect losses, economic losses or loss of profits.
Material Form includes any form (whether or not visible) of storage from which reproductions can be made.
Mobile Camps Business means the business carried on by the Seller immediately following Completion and relating to the construction, development, maintenance, management, supply and operation of mobile workforce accommodation with operational terms of less than 4 years and a development approval issued by the relevant council of less than 4 years duration.
Mortgage means each of the following:
(a)    Mortgage number 722473043; and
(b)    Mortgage number 722473042.
Occupancy Certificate mean a certificate issued to the relevant Seller (in a form acceptable to the Buyer) certifying that the Waratah Village Works are complete (according to the specifications set out in the Waratah Building Approval) and safe to occupy and use, and comply with all relevant laws and regulations.
Outgoings means all rates, water charges, taxes (including land tax) assessed as if each of the Properties is the only land owned by the relevant Seller, assessments and charges or other outgoings (periodical or otherwise) chargeable or payable in respect of the Properties or otherwise, which are incurred by the Sellers in connection with ownership or operation of the Properties, but Outgoings do not include income tax, Tenant’s Statutory Outgoings, any non-resident or absentee surcharges or additional taxes payable by virtue of the Seller’s residency or citizenship status, and excluding fines, penalties and interest or other amounts in respect of those taxes.
Personal Information has the meaning given in the Privacy Act 1988 (Cth).
Plant and Equipment means all plant, equipment, machinery, furniture, computer and communications hardware, fixtures and fittings owned by a Seller or Seller Associate in carrying on the Business as at the Completion Date, including all those items listed in Schedule 7, and all consumables, spare parts, tools and other maintenance items.
Pollute means the placing or permitting of any Contaminant by any person into the Environment without lawful authority, and Polluted and Polluting have corresponding meanings.
Pollution has the same meaning as in the Environmental Protection Act 1994 (QLD).

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PPS Register means the Personal Property Securities Register established under the PPSA.
PPSA means the Personal Property Securities Act 2009 (Cth).
Pre-Completion Certificate has the meaning given in clause 6.1(a).
Prior Service means an Employee’s service with a Seller up to and including the Completion Date, including any period of service with another employer that is deemed by law to be service with the Seller.
Privacy Laws means:
(a)    the Privacy Act 1988 (Cth), and
(b)    any other legally binding requirement under Australian law, industry code, policy or statement relating to the handling of Personal Information.
Properties means each of:
(a)    the Acacia Property;
(b)    the Rosewood Property;
(c)    the Vitrinite Properties; and
(d)    the Waratah Property.
Purchase Price means the aggregate consideration payable for the Business and Assets calculated and adjusted in accordance with this document.
Records means originals and copies, in any form, of all books, files, reports, records, correspondence, documents, manuals and other material of or relating to or used in connection with the Business or the Assets and includes:
(a)    sales literature, market research reports, brochures and other promotional material (including printing blocks, negatives, sound tracks and associated material);
(b)    all sales and purchasing records, contracts, designs and working papers;
(c)    all supplier and customer information;
(d)    lists of all regular suppliers and customers;
(e)    spreadsheets, financial models and other business, financial or technical tools, records and documents; and
(f)    trading and financial records.
Related Body Corporate has the meaning given in the Corporations Act.
Relevant Damaged Village has the meaning given in clause 9.3(a).
Relevant Excluded Assets has the meaning given in clause 9.3(a).
Remaining Sale Assets has the meaning given in clause 9.3(a).

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Representative of a party means an employee, agent, officer, director, auditor, adviser, partner, associate, consultant, joint venturer or sub-contractor of that party or of a Related Body Corporate of that party.
Restricted Business means any business or activity which:
(a)    is the same as or substantially similar to the Business as carried on at the Completion Date; or
(b)    competes with the Business as carried on at the Completion Date.
Rosewood Development Approvals means each of:
(a)    the development permit for a “Material Change of Use” for non-resident worker accommodation (684 rooms), originally issued on 8 August 2014 and changed on 14 October 2015 and 25 August 2016 following change requests (EDQ Reference DEV2013/527), due to expire on 8 August 2025; and
(b)    the development permit for a “Material Change of Use” for non-resident worker accommodation (104 rooms) approved on 23 November 2016, subject to conditions (EDQ Reference DEV2016/769), due to expire on 23 November 2025.
Rosewood Property means the land and improvements contained in Lot 1 in Survey Plan 246036 with title reference 50997243 and located at 10 Rosewood Street, Blackwater QLD.
Rosewood Purchase Price means the consideration payable for the Rosewood Property, as apportioned to the Rosewood Property in accordance with Schedule 2.
Rosewood Village means the shared accommodation facilities owned and operated from the Rosewood Property.
Rosewood Warranties means the Warranties set out in paragraph 15 of Schedule 3 as applied to the Rosewood Property, and Rosewood Warranty has a corresponding meaning.
Seller Associate means, in respect of a Seller, each of:
(a)    Graham William Cleary;
(b)    any shareholder, director, secretary or officer of the Seller or of any Related Body Corporate or Affiliate of the Seller;
(c)    any Related Body Corporate or Affiliate of the Seller;
(d)    any corporation or other entity over which the Seller or any 1 or more of the persons described in paragraphs (a) or (b) of this definition have Control; and
(e)    any trust in which the Seller or person described in paragraphs (a), (b), (c) or (d) of this definition is a beneficiary or trustee of such trust.
Seller Trust has the meaning given in clause 26.1.
Seller Trustee has the meaning given in clause 26.1.

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Sellers’ Representative means the person listed in Part B of Schedule 1, or such other person as the Sellers may notify the Buyer in writing from time to time.
Sirrom means Sirrom Accommodation Services Pty Ltd (formerly known as Blackdown Accommodation Services Pty Ltd) (ACN 158 240 272).
Sirrom Supplier Agreement (Vitrinite) means the Umbrella Services Contract – 0001 – Master Agreement (Facilities Management, Catering, Grounds and Cleaning Services) between Qantac ISP Seller and Sirrom dated 9 January 2022, and the Notice to Proceed commencing on 1 February 2022 (undated) attaching the Services Package SP001 for Vitrinite Village.
Specific Indemnity means each of the indemnities set out in clause 15.
Supplier Contracts means the supplier contracts listed in Part B of Schedule 6.
Taxes means taxes (including income tax, GST and payroll taxes), levies, imposts, charges and duties (including stamp and transaction duties) paid, payable or assessed as being payable by any Government Agency, together with any fines, penalties and interest in connection with them.
Tenancy means:
(a)    a lease, a licence (other than an underlease or a sublicence) and any other agreement in connection with the use or occupation of a Property; and
(b)    any other agreement of the kind referred to in paragraph (a) entered into by a Seller after the date of this document.
Tenant means a person entitled under a Tenancy to use or occupy any part of the Properties.
Tenant’s Statutory Outgoings means all rates, levies, taxes and other amounts in relation to a Property, payable by a Tenant direct to an assessing authority, excluding income tax and GST.
Titles means:
(a)    for the Rosewood Property, Lot 1 in Survey Plan 246036 with title reference 50997243; and
(b)    for the Waratah Property, Lot 4 on Survey Plan 243869 with title reference 50865436.
Title Warranties means the warranties set out in Part A and paragraphs 3, 4.1, 6.1, 7.1, 7.2, 7.7, 8.1, 11.1 and 15 of Part B of Schedule 3, and Title Warranty has a corresponding meaning.
Trade Payables means any and all trade payables owed by a Seller in respect of the Business, as notified by the Sellers’ Representative to the Buyer in accordance with clause 5.2(b)(viii), other than any debt or payable owed to another Seller or a Seller Associate.
Transaction Documents means this document and each of the Property Transfer Form.
Transferring Employees means those employees who accept the Buyer’s offer of employment made under clause 10.1.

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Villages means each of the Acacia Village, the Rosewood Village, the Vitrinite Village and the Waratah Village.
Vitrinite Properties means the land and improvements contained in:
(a)    Lot 43 on Crown Plan M112155 with title reference 50533070;
(b)    Lot 44 on Crown Plan M112155 with title reference 50533071; and
(c)    Lot 45 on Crown Plan M112155 with title reference 50533072, and located at 1 Alfred Drive, Middlemount QLD.
Vitrinite Purchase Price means the consideration payable for the Vitrinite Properties, as apportioned to the Vitrinite Properties in accordance with Schedule 2.
Vitrinite Village means the shared accommodation facilities owned and operated from the Vitrinite Properties.
Vitrinite Warranties means the Warranties set out in paragraph 15 of Schedule 3 as applied to the Vitrinite Properties, and Vitrinite Warranty has a corresponding meaning.
Waratah Accommodation & Catering Agreement means the ‘Agreement – Provision of Accommodation and Catering at Waratah Village’ between Qantac Blackwater Seller and Coronado Curragh Pty Ltd (ACN 009 362 565) contained in document identifier 11.04.01.01 of the Data Room.
Waratah Building Approvals means each of the:
(a)    development permit to carry out “Building Works (Stage 1 – Central Facilities and 192 Accommodation Units)” issued on 31 October 2023 by a private certifier (Certification Reference 20232004);
(b)    development permit to carry out “Building Works (Stage 2 – Kitchen and Dining Building)” issued on 24 November 2023 by a private certifier (Certification Reference 20232004); and
(c)    development permit to carry out “Building Works (Stage 3 – Balance of Accommodation Rooms)” issued on 15 May 2024 by a private certifier (Certification Reference 20232004).
Waratah Infrastructure Charge Notice means the infrastructure charge notice issued by the Central Highlands Regional Council on 5 March 2021, pursuant to section 116G of the Economic Development Act 2012 (Qld) for the Waratah Development Approval contained in document identifier 15.04.03.01.05 of the Data Room.
Waratah Property means the land and improvements contained in Lot 4 on Survey Plan 243869 with title reference 50865436 and located at 14 Waratah Street, Blackwater.
Waratah Purchase Price means the consideration payable for the Waratah Property, as apportioned to the Waratah Property in accordance with Schedule 2.
Waratah Village means the shared accommodation facilities owned and operated from the Waratah Property.

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Waratah Village Works means:
(a)    the construction and development works undertaken by or on behalf of Qantac Seller in respect of Waratah Village; and
(b)    the required approvals for the rights of occupancy at Waratah Village.
Waratah Warranties means the Warranties set out in paragraph 15 of Schedule 3 as applied to the Waratah Property, and Waratah Warranty has a corresponding meaning.
Warranties means the Title Warranties and the Business Warranties set out in Schedule 3.
Westpac means Westpac Banking Corporation (ABN 33 007 457 141).
Westpac Facility means the debt financing facility relating to the ‘Bank Bill Business Loan’ dated 29 July 2024 between Qantac Blackwater Seller (as borrower) and Westpac (as lender).
Withheld Amount has the meaning given in clause 13.2(a).
1.2    General interpretation
Headings and labels used for definitions are for convenience only and do not affect interpretation. Unless the contrary intention appears, in this document:
(a)    the singular includes the plural and vice versa;
(b)    the meaning of general words is not limited by specific examples introduced by “including”, “for example”, “such as” or similar expressions;
(c)    a reference to a document includes any agreement or other legally enforceable arrangement created by it (whether the document is in the form of an agreement, deed or otherwise);
(d)    a reference to a document also includes any variation, replacement or novation of it;
(e)    a reference to dollars, $ or A$ is a reference to the currency of Australia;
(f)    a reference to “law” includes common law, principles of equity and legislation (including regulations);
(g)    a reference to any legislation includes regulations under it and any consolidations, amendments, re-enactments or replacements of any of them;
(h)    a reference to “regulations” includes instruments of a legislative character under legislation (such as regulations, rules, by-laws, ordinances and proclamations);
(i)    a reference to “person” includes an individual, a body corporate, a partnership, a joint venture, an unincorporated association and an authority or any other entity or organisation;
(j)    a reference to a particular person includes the person’s executors, administrators, successors, substitutes (including persons taking by novation) and assigns;

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(k)    a reference to any thing (including an amount) is a reference to the whole and each part of it;
(l)    subject to clause 1.3(a) and unless expressly provided otherwise, an agreement, representation, warranty, covenant, obligation or undertaking given or entered into by 2 or more persons binds them jointly and severally and each of them individually;
(m)    subject to clause 1.3(a), where a party or defined term comprises 2 or more persons, an obligation to be performed or to be observed by that party or parties binds those persons jointly and severally, and a reference to that party is deemed to include a reference to any 2 or more of those persons jointly and to each of them individually;
(n)    a reference to a time of day is a reference to Brisbane, Australia time;
(o)    a period of time starting from a given day or the day of an act or event is to be calculated exclusive of that day;
(p)    if a party must do something under this document on or by a given day and it is done after 5.00pm on that day, it is taken to be done on the next day; and
(q)    if the day on which a party must do something under this document is not a Business Day, the party must do it on the next Business Day.
1.3    Multiple Sellers
(a)    Any reference to a Seller, or to the Sellers, when used in connection with an Asset, is to the Seller that is the legal owner or title holder of that Asset (including, in relation to a Contract, being the counterparty to that Contract) (“Legal Owner”), such that:
(i)    the Legal Owner is obliged to perform any relevant obligation (including to deliver or transfer, or take other relevant action in respect of, the relevant Asset);
(ii)    the Legal Owner is entitled to exercise or enforce any right or remedy, or enjoy any benefit, conferred by or in connection with the relevant Asset; and
(iii)    each other Seller is in the circumstances described in clause 1.3(c) obliged to procure (and remains jointly and severally liable for) compliance by the Legal Owner with its obligations under clauses 1.3(a)(i) and 1.3(b).
(b)    Subject to the other provisions of this clause 1.3, each Legal Owner is solely liable for the full amount of any liability or obligation arising from or in connection with an Asset that it owns and is selling to the Buyer under this document.
(c)    Clause 1.3(b) does not apply, and each Seller is jointly and severally liable for the liabilities and obligations of each other Seller in connection with this document, to the full extent permitted by law, where:
(i)    the right or remedy of the Buyer, or the circumstance, fact or matter giving rise to the liability or obligation, arises or is connected with Assets owned by more than 1 Seller or conduct (including conduct by omission) of more than 1 Seller;

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(ii)    the liability or obligation is expressed to apply to more than 1 Seller;
(iii)    a Seller is or becomes Insolvent;
(iv)    a Seller is wound up or deregistered; or
(v)    Qantac Blackwater Trustee Seller is removed or replaced as trustee of the Qantac Blackwater Trust or the Qantac Blackwater Trust is terminated or wound up.

2 Acquisition of Business and Assets
2.1    Sale and purchase
(a)    Each Seller agrees to sell and the Buyer agrees to buy, free from any Encumbrance, all of each Seller’s right, title and interest in the Assets and the Business on Completion on the terms and conditions of the Transaction Documents.
(b)    The Assets and the Business must be transferred to the Buyer free from any Encumbrance, on the terms and conditions of the Transaction Documents.
2.2    Sale of Properties
The provisions in Schedule 8 apply to the sale of the Properties.
2.3    Obligation to Complete
Completion under this document is interdependent with Settlement of the sale of each of the Properties under Schedule 8. Neither the Sellers nor the Buyer are obliged to Complete under this document unless all parties are ready, willing and able to effect Settlement under Schedule 8 on the Completion Date.

3 Payment of Purchase Price
3.1    Purchase Price
The Purchase Price for the Assets and the Business is the amount stated in the Details, subject to adjustment on the terms of this document. The amount stated in the Details (subject to any adjustment agreed or determined before Completion, including under clauses 7, and the withholding of the Withheld Amount under clause 13) is payable at Completion by the Buyer to the Sellers in accordance with clause 5.3(b).
3.2    Payment of adjustments to Purchase Price
Within 5 Business Days after the agreement or determination of any adjustment to the Purchase Price under clauses 7 or 13 (where the adjustment is only agreed or determined after Completion), the amount of such adjustment is payable:
(a)    by the Buyer to the Sellers’ Representative, if it is a positive amount; or
(b)    by the Sellers to the Buyer, if it is a negative amount.
3.3    Method of payment
(a)    Each payment referred to in this clause 3 must be made by direct deposit of cleared funds (transferred by real time gross settlement) to the

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credit of a single Australian bank account in the name of the Sellers’ Representative specified in writing by the Sellers’ Representative to the Buyer by no later than 2 Business Days before the due date for payment or by any other method agreed by these parties.
(b)    Payment by the Buyer into the bank account referred to in clause 3.3(a) will constitute a full and proper discharge of the Buyer’s obligations under clause 3.3(a). The Buyer will have no liability or responsibility for ensuring that, after such payment, each Seller receives all or any portion of the Purchase Price attributable or referable to the Assets which it is selling or transferring to the Buyer under this document.

4 Conditions Precedent
4.1    Conditions Precedent
Completion is conditional on:
(a)    (Customer Contracts – assignment and novation) each party (other than a Seller) to each Customer Contract consenting in writing to the assignment of that Contract to the Buyer or a novation of that Contract in favour of the Buyer, in each case on terms acceptable to the Buyer;
(b)    (Buyer licences) the Buyer having obtained (on terms acceptable to it) all authorisations, consents, licences and permits required for it to conduct the Business from Completion (including shared facility accommodation certificates);
(c)    (Waratah Building Works) an Occupancy Certificate (in a form acceptable to the Buyer) for the Waratah Building Works being issued to the Sellers in respect of the Waratah Village Works;
(d)    (Rosewood Development Approvals) the amendment of the Rosewood Development Approvals, such that the Rosewood Development Approvals will no longer expire on 8 August 2025 and 23 November 2025, respectively, or new development approval(s) being granted in respect of the Rosewood Property, in each case on terms acceptable to the Buyer; and
(e)    (Intercompany Licences):
(i)    Qantac Seller and Qantac Blackwater Seller enter into a licence agreement (in a form acceptable to the Buyer) under which Qantac Seller licences the use of plant, equipment and certain leasehold improvements on or used on the Waratah Property to Qantac Blackwater Seller; and
(ii)    Qantac Blackwater Trustee Seller and Qantac Blackwater Seller enter into a licence agreement (in a form acceptable to the Buyer) under which Qantac Blackwater Trustee Seller grants Qantac Blackwater Seller a licence to the Waratah Property to construct, access and use the multi-unit commercial residential accommodation facility and associated facilities,
(collectively, the “Intercompany Licences”).
4.2    Reasonable endeavours
(a)    The Sellers must use their reasonable endeavours to satisfy the Conditions Precedent for which the Sellers are responsible (being the

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Conditions Precedent in clauses 4.14.1(a) and 4.1(c) to (e) (inclusive), including using reasonable endeavours to procure performance by a third party, as soon as reasonably practicable after the date of this document and by no later than 21 March 2025.
(b)    The Buyer must use its reasonable endeavours to satisfy the Condition Precedent in clause 4.1(b).
(c)    Without limiting the obligations in clause 4.2(a), the Sellers must:
(i)    send a draft of deed of novation (substantially in the form agreed between the Sellers’ Representative and the Buyer on or before the date of this document, with the relevant Customer Contract’s details inserted) to each relevant customer by no later than 10 Business Days after the date of this document;
(ii)    keep the Buyer informed of any developments (including correspondence received from relevant counterparties) with respect to each of the Conditions Precedent in clauses 4.1(a) and 4.1(c) to (e) (inclusive); and
(iii)    provide the Buyer with such information and assistance as the Buyer may reasonably require to satisfy the Condition Precedent in clause 4.1(b).
(d)    The parties must keep each other informed of any circumstances which may result in any Condition Precedent not being satisfied in accordance with its terms.
4.3    Waiver by Buyer
(a)    The Conditions Precedent are for the benefit of the Buyer.
(b)    A Condition Precedent may only be waived (in whole or in part) by notice in writing given by the Buyer to the Sellers’ Representative.

5 Completion
5.1    Time and place of Completion
Completion will take place on the date which is:
(a)    the 1st day of the month immediately following the month in which the last Condition Precedent in clause 4.1 is satisfied or (if applicable) waived, provided that, if the date on which the last Condition Precedent in clause 4.1 is satisfied or (if applicable) waived is less than 5 days before the first day of the following month, then Completion will take place on the 1st day of 2nd month after the day on which the last Condition Precedent in clause 4.1 is satisfied or (if applicable) waived (for example, if the last Condition Precedent is satisfied on 30 March 2025, then Completion will take place on 1 May 2025 rather than 1 April 2025); or
(b)    any other date and place agreed in writing between the Sellers’ Representative and the Buyer, by way of electronic exchange of documents and deliverables or by any other means or at any other place agreed in writing between the Sellers’ Representative and the Buyer.

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5.2    Sellers’ obligations
At Completion, each Seller must:
(a)    (operating control) deliver operating control of the Seller’s Assets (and part of the Business) to or at the direction of the Buyer;
(b)    (documents and assets) deliver to the Buyer:
(i)    (transfer documents) subject to any consents not yet obtained under clauses 10 or 11, executed instruments of assignment or transfer (in a form acceptable to the Buyer) that are required to vest the Assets in the Buyer and to enable the Buyer to conduct the Business after Completion in all material respects in the same manner as the Seller conducted it before Completion;
(ii)    (title documents) all documents of title relating to the Seller’s Assets;
(iii)    (Business Names and Domain Name) the appropriate documents (if any), each duly executed by the Sellers and in a form acceptable to the Buyer, or relevant key, security or code number (if any), that is required for the Buyer to effect the transfer of the Business Names and Domain Name to the Buyer;
(iv)    (Customer Contracts and consents) in respect of the Customer Contracts, executed assignments of them to the Buyer and evidence of the written consent of the other party to those assignments, or executed novations of the Customer Contracts in favour of the Buyer, in each case, in a form satisfactory to the Buyer;
(v)    (Mortgages) evidence to the satisfaction of the Buyer that the Mortgages have been discharged and that the Titles are free of any Encumbrance other than the Disclosed Encumbrances;
(vi)    (notices of attornment) in respect of the tenancy arrangements at the Acacia Village, evidence that notices of attornment (in a form acceptable to the Buyer) have been delivered to each of the tenants of the Acacia Village on the Completion Date;
(vii)    (Intercompany Licences) a deed of novation (in a form acceptable to the Buyer) of each Intercompany Licence, duly executed by Qantac Seller, Qantac Blackwater Seller and Qantac Blackwater Trustee Seller;
(viii)    (Book Debts and Trade Payables) an itemised schedule of the Book Debts and Trade Payables as at the Calculation Time, including details of each debtor’s or creditor’s (as applicable) name and address and a copy of the invoice issued to the relevant debtor or by the relevant creditor (as applicable);
(ix)    (repayment of Westpac Facility) evidence (in a form acceptable to the Buyer) that the Westpac Facility has been fully repaid;
(x)    (discharges over Assets) releases and discharges in respect of all Encumbrances, Infrastructure Charges and Infrastructure Charge Notices over any of the Assets, including (where relevant) evidence that all Infrastructure Charges have been

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paid and an undertaking to remove all registrations in relation to such Encumbrances from the PPS Register within 10 Business Days after Completion, duly executed by the relevant holders of those Encumbrances and in a form acceptable to the Buyer;
(xi)    (Encumbrances) to the extent not addressed in clause 5.2(b)(x), all documents necessary to discharge the Encumbrances in respect of any Asset;
(xii)    (Consultancy Agreement) the Consultancy Agreement, duly executed by Graham William Cleary;
(xiii)    (Seller licences) deliver to the Buyer evidence satisfactory to the Buyer that all authorisations, consents, licences and permits held by or in the name of a Seller that can be transferred to the Buyer and that are required to conduct the Business on and from Completion have been registered or transferred into the name of the Buyer (to the extent permitted by law);
(xiv)    (Information) deliver to the Buyer the Material Form of all Information relating to the Business or the Assets;
(xv)    (Records) all Records, except that, if the relevant Seller is legally required to retain the originals of any of them, the Seller may deliver copies of them to the Buyer;
(xvi)    (delivery of Assets) those Assets capable of transfer by delivery and permit the Buyer to take possession of the Assets; and
(xvii)    (Data Room USB) a USB drive containing all of the information in the Data Room as at 5.00pm on the Business Day before the date of this document;
(c)    (telephone and other utility services) assist the Buyer by executing the necessary forms and consents to enable the utility services provided to the Business, including those telephone, fax and other communication services which the Buyer request, to be transferred to the Buyer with effect from the Completion Date; and
(d)    (superannuation) provide the Buyer with details of the superannuation funds to which the Seller was making superannuation contributions on behalf of the Transferring Employees before Completion to assist the Buyer to comply with all of its duties and responsibilities in respect to superannuation payable for the Transferring Employees at and from Completion.
5.3    Buyer obligations
At Completion, the Buyer must:
(a)    (offer to employees) confirm that it has made the offers to the Employees in accordance with clause 10.1;
(b)    (payment) pay the Sellers’ Representative in accordance with clause 3.1, if the Sellers comply with clause 5.2; and

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(c)    (deliver executed counterparts) deliver executed counterparts of the following documents:
(i)    the transfer documents referred to in clause 5.2(b)(i);
(ii)    the assignments of the Business Intellectual Property referred to in clause 5.2(b)(iii);
(iii)    the assignments or novations of the Customer Contracts referred to in clause 5.2(b)(iv);
(iv)    the Consultancy Agreement, duly executed by the Buyer; and
(v)    the deeds of novation of the Intercompany Licences executed and accepted by the Buyer under clause 5.2(b)(vii), duly executed by the Buyer.
5.4    Simultaneous actions at Completion
In respect of Completion:
(a)    the obligations of the parties under this document and the obligations of the parties under the Property Schedule are interdependent; and
(b)    unless otherwise stated, all actions required to be performed by a party at Completion under this document and by the parties at completion or settlement under the Property Schedule are taken to have occurred simultaneously on the Completion Date.
5.5    Business Intellectual Property
On Completion, the Seller assigns to the Buyer all of its right, title and interest in and to the Business Intellectual Property, including all accrued rights of action involving the Business Intellectual Property.
5.6    Post-Completion obligations
If title to any of the Assets is not effectively vested in the Buyer at Completion, each Seller acknowledges that it will account to the Buyer for any benefits it receives in relation to those Assets until title is effectively vested in the Buyer, unless otherwise provided in this document.
5.7    Post-Completion notices
Each party must promptly (and, in any event, within 5 Business Days) give to the other party all payments, notices, correspondence, information or enquiries in relation to a Seller, the Business or the Assets which it receives after Completion and which belong to the other party.
5.8    Prohibition on the use of Business Intellectual Property
From Completion, each Seller must not, and must procure that each other Seller Associate does not:
(a)    use or authorise the use of the Business Intellectual Property in any way;
(b)    use or authorise the use of any name (including any Business Name or Domain Name) or logo which is substantially identical or deceptively similar to any Business Intellectual Property; or

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(c)    commit any act or omission which would be an infringement of, or inconsistent with, the Buyer’s rights in any Intellectual Property Rights owned by the Buyer.

6 Pre-Completion Certificate
6.1    Pre-Completion Certificate from Sellers’ Representative
(a)    The Sellers’ Representative must deliver, by no later than 5 Business Days before the Completion Date, to the Buyer a certificate setting out an itemised schedule of the following amounts (“Pre-Completion Certificate”):
(i)    any prepayment made by a Seller in respect of goods, services or other benefits which are received by the Buyer in respect of the Business after the Calculation Time. Any such amount will be reflected as a positive amount and will increase the Purchase Price;
(ii)    any expenses and outgoings of the Business that will be payable by the Buyer in arrears after the Calculation Time and which relate to the conduct of the Business before the Calculation Time (excluding any Book Debts or Trade Payables dealt with under clause 13). Any such amount will be reflected as a negative amount and will reduce the Purchase Price;
(iii)    the Leave Adjustment Amount, which will be reflected as a negative amount and will reduce the Purchase Price;
(iv)    the Withheld Amount; and
(v)    if applicable, the amount apportioned to any Relevant Excluded Assets under clause 9.3(b)(iii), together with such information as may be reasonably requested by the Buyer to support the relevant calculations, to enable the Buyer to pay the Purchase Price in accordance with clause 3.1.
(b)    Each amount set out in the Pre-Completion Certificate must represent the Sellers’ genuine and reasonable calculation of the relevant amounts.
(c)    The Sellers’ Representative and the Buyer agree that, if any party considers an amount set out in the Pre-Completion Certificate to be incorrect, the Sellers’ Representative and the Buyer will work in good faith to agree such amount, and the relevant amount in the Pre-Completion Certificate will be deemed to have been replaced by such agreed amount. If the parties are unable to agree any amount in the Pre-Completion Certificate before the Completion Date, then Completion must occur based on the numbers included by the Sellers’ Representative in the Pre-Completion Certificate, but provided that the Sellers’ Representative and the Buyer expressly acknowledge and agree that:
(i)    this will not prejudice the Buyer’s right (after Completion) to refer the matter for resolution to an Independent Expert under clause 6.2;

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(ii)    the Independent Expert must determine whether the amount(s) in question have been correctly determined in the Pre-Completion Certificate; and
(iii)    if the Independent Expert determines that any amount has not been correctly determined in the Pre-Completion Certificate, the Sellers’ Representative and Buyer will take such steps (including making such payments) as are necessary to effect a post-Completion adjustment to the Purchase Price to reflect the determination of the Independent Expert in respect of such amount.
6.2    Independent Expert to decide and costs
(a)    If the Sellers and the Buyer cannot agree on the Pre-Completion Certificate within 10 Business Days after the Completion Date, then:
(i)    either such party may refer the disagreement to an Independent Expert with a request that the Independent Expert make a decision on the disagreement within 30 days;
(ii)    the parties must procure that the Independent Expert determines the procedures for settlement of the disagreement; and
(iii)    the parties must appoint the Independent Expert as an expert and not as an arbitrator.
(b)    The decision of the Independent Expert is conclusive and binding on the parties in the absence of manifest error.
(c)    The Sellers and the Buyer must each pay one half of the Independent Expert’s costs and expenses in connection with the resolution by the Independent Expert of any disagreement referred to it.

7 Apportionments
7.1    Entitlement to income
The Sellers are entitled to all the income, profits, rights and benefits of the Business that accrue in accordance with Accounting Standards before the Calculation Time. The Buyer is entitled to all the income, profits, rights and benefits of the Business that accrue in accordance with Accounting Standards from the Calculation Time.
7.2    Prepaid goods and services
To the extent that provision has not been made in the Pre-Completion Certificate, if a Seller has made a prepayment in respect of goods, services or other benefits which are received by the Buyer in respect of the Business after the Calculation Time, the Buyer must pay to the relevant Seller the amount of that prepayment to the extent that it relates to the period after the Calculation Time.
7.3    Apportionment of other outgoings
(a)    To the extent that provision has not been made in the Pre-Completion Certificate, if the Buyer makes a payment in respect of any expense and outgoing of the Business that is payable in arrears and relates to the conduct of the Business before the Calculation Time, the relevant Seller must pay to the Buyer the amount of that expense or outgoing to the extent it relates to the period before the Calculation Time. For this

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purpose, any expense or outgoing that relates to the conduct of the Business both before and after the Calculation Time will be apportioned as at the Calculation Time in accordance with Accounting Standards.
(b)    Clause 7.3(a) does not apply to Book Debts and Trade Payables, the treatment of which is set out in and governed by clause 13.
7.4    Apportionment of Outgoings
All Outgoings must be apportioned between the parties as at the Calculation Time by way of an allowance at the Completion Date, so that:
(a)    the Sellers must pay all Outgoings relating to the period up to and including the Completion Date; and
(b)    the Buyer must pay the Outgoings relating to the period after the Completion Date.
7.5    Means of adjustment
All Outgoings must be apportioned:
(a)    in the case of those paid by the Sellers, on the amount actually paid;
(b)    in the case of those levied but unpaid, on the amount payable disregarding any discount for early payment;
(c)    in the case of those not levied but where the amount can be ascertained by advice from the relevant rating and taxing authority, on the amount advised by the relevant rating and taxing authority disregarding any discount for early payment; and
(d)    in the case of those not levied and not ascertainable from the relevant rating and taxing authority and where a separate assessment was issued for the Land for the assessment period immediately before the date of Completion, on the amount payable in that separate assessment disregarding any discount for early payment.
7.6    Statement of adjustments
The Sellers must:
(a)    prepare the statement of adjustments; and
(b)    provide a 1st draft of the statement of adjustments to the Buyer by no later than 5 Business Days before the Completion Date, and the Buyer and Sellers must use reasonable steps to agree the statement of adjustments no later than 2 Business Days before the Completion Date.

8 Actions before and after Completion
8.1    Conduct of Business
Subject to clauses 8.2 and 8.3, until Completion and unless the Buyer otherwise agrees in writing, each Seller agrees to:
(a)    (ordinary course) carry on the Business in the ordinary course consistent with its usual business practices and policies applied in the 12 months before the date of this document;

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(b)    (capex and opex) pay all capital expenditure and operating expenditure of the Business in the ordinary course of Business, including as is required to construct, maintain, repair or replace the Buildings and/or the Plant and Equipment as determined in the ordinary course of Business;
(c)    (consultation) regularly consult with the Buyer on the manner of conduct of its Business;
(d)    (Assets) maintain the Business and the Assets;
(e)    (business relationships) use its reasonable endeavours to preserve the relationship of its Business with suppliers, customers, licensors, licensees, distributors, Employees and other third parties (as applicable); and
(f)    (Repairs and maintenance) without affecting or limiting clause 8.1(b) carry out repairs and maintenance to the Plant and Equipment and the Buildings in accordance with usual commercial practice and standards of maintenance for the industry.
8.2    Restricted activity
Subject to clause 8.1 and unless the Buyer otherwise consents in writing, until Completion, each Seller must not:
(a)    (corporate actions):
(i)    revalue any Asset unless required to do so by the Accounting Standards or in the ordinary course of Business; or
(ii)    amalgamate, merge or consolidate with any other entity or person;
(b)    (asset disposal) lease, licence or otherwise dispose of any individual asset valued at $50,000 or more, or assets in aggregate valued at $100,000 or more;
(c)    (asset acquisition) acquire any individual asset valued at $50,000 or more, or assets in aggregate valued at $100,000 or more;
(d)    (Contracts):
(i)    vary, terminate or fail to enforce the terms of; or
(ii)    do anything or omit to do anything which might result in the variation or termination of, or impact the ability to enforce, any Contract, or enter into (or make an offer to enter into) any other contract, work order (or similar), commitment or obligation with a customer of a Seller which is not in the ordinary course of the Business;
(e)    (leases) lease or hire an item having a value exceeding $50,000;
(f)    (licences) grant any licence, assignment or other right or interest in respect of the Business Intellectual Property other than in the ordinary course of Business;
(g)    (creditors):
(i)    fail to pay any creditor any amount when due for payment;

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(ii)    allow the total amount owing to trade creditors of the Business to exceed the monthly average for the previous 12 months; or
(iii)    enter into, or offer or propose to enter into or effect, any arrangement, compromise or moratorium with any of its creditors (or any class of them);
(h)    (liability) incur a liability exceeding $50,000, other than in respect of trade creditors incurred in the ordinary course of Business;
(i)    (salaries) increase the salary or benefits of any Employee, except in relation to any statutory or award increase;
(j)    (bonuses) grant or agree to grant to any Employee any bonus, retention payment, severance, profit sharing, retirement, deferred compensation, insurance or other compensation or benefit or adopt or establish any new compensation or benefit plans or arrangements;
(k)    (Information and Records) destroy or otherwise dispose of any Information or Records;
(l)    (insurance) terminate or permit the early termination or amendment of, or fail to renew on its expiry, any insurance policy in respect of its Business or any of its assets;
(m)    (Claims and legal proceedings) admit, compromise or settle any Claim or legal proceedings in connection with the Assets that could reasonably be expected to impose an ongoing liability or obligation onto the Buyer or restrict the transferability (or give any person a right to delay, hinder or injunct the transfer) of any Asset;
(n)    (no Encumbrances) Encumber any of its assets or declare itself the trustee of any asset;
(o)    (Taxes payable) fail to pay any Taxes when due and payable; and
(p)    (authorise) authorise or agree to do, or makes any representation or warranty regarding doing, authorising or agreeing to do, any of the matters in clauses 8.2(a) to 8.2(o) (inclusive).
8.3    Permitted conduct
Clause 8.2 does not restrict a Seller from:
(a)    (permitted by Transaction Document) taking any action required or expressly permitted by a Transaction Document;
(b)    (compliance with law) doing anything required to comply with any law.
8.4    Access to Properties, Buildings, Records and other Assets
The Sellers agrees to allow the Buyer and its Representatives access to the Properties, the Buildings, the Records and other Assets on reasonable notice and at all reasonable times before the Completion Date.
8.5    Installation Services Agreement
If requested by the Buyer from time to time during the period of 3 years after Completion, Graham William Cleary and the Buyer must use reasonable endeavours to negotiate an agreement under which Graham William Cleary will

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procure that a Seller Associate constructs or installs new or used rooms within an accommodation village owned or operated by the Buyer (or its Affiliates) within New South Wales or Queensland at cost price (without a margin or mark-up) for the construction services, including project management of the construction services, as the Buyer (or its relevant Affiliate) may request from time to time, up to a maximum of 500 rooms. Each such party must act promptly and reasonably in negotiating any such installation services agreement.
8.6    Sirrom Supplier Agreement (Vitrinite)
The Sellers must procure that Sirrom agrees (in a form and substance acceptable to the Buyer) to continue the Sirrom Supplier Agreement (Vitrinite) on a month-to-month basis for each calendar month after its expiry on 31 January 2025 until Completion, unless the Buyer otherwise notifies the Sellers’ Representative in writing.
8.7    Access and assistance after Completion
After Completion, each party must permit the other party to have access to those books, records and documents (excluding Tax returns of the Sellers and the Buyer) during business hours as the other party reasonably requires, and each party must provide assistance (including copies of relevant documents) reasonably requested by the other party.
8.8    Conduct of Sellers after Completion
Each Seller undertakes to the Buyer that it will not take any steps, or procure that any steps are taken, in each case, to wind up or deregister (or commence the winding up or deregistration of) any Seller for a period of 7 years from the Completion Date.
8.9    Maintenance of Records after Completion
For 5 years from the Completion Date (or, for Records that the Buyer is obliged by applicable law to maintain, for any shorter period that it is required by applicable law to maintain them):
(a)    the Buyer must retain the Records delivered to it on Completion; and
(b)    each Seller must retain the books, records and other documents relating to the Business required to be kept or maintained by the Seller.
8.10    Wrong pockets
(a)    If the legal title to, or the beneficial interest in, any Asset used by a Seller in the Business immediately before Completion (or which the Buyer otherwise needs to own or control to operate the Business) (each a “Wrong Pocket Asset”) remains vested in a Seller or any Seller Associate after Completion, the applicable Seller must as soon as reasonably practicable and on terms that no additional consideration is provided by any person, including the Buyer, for such transfer:
(i)    execute, or procure the execution of, any documents as may be necessary for the purpose of transferring (free of any Encumbrance) all right, title and interest in the Wrong Pocket Asset to the Buyer or its nominee; and
(ii)    do or procure to be done all such further acts or things as necessary for the purpose of vesting all right, title and interest in the Wrong Pocket Asset in the Buyer or its nominee.

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(b)    Each Seller must notify the Buyer as soon as reasonably practicable if it comes to the relevant Seller’s attention that there is any Wrong Pocket Asset.
(c)    From the time it comes to a Seller’s attention that there is any Wrong Pocket Asset, that Seller must maintain, or procure the maintenance of, the Wrong Pocket Asset until the date of completion of the transfer of the Wrong Pocket Asset to the Buyer or its nominee.
(d)    Each Seller must promptly account to the Buyer or its nominee for any benefits it or any of its Seller Associates receives:
(i)    in connection with any transfer of any Wrong Pocket Asset to the Buyer or its nominee in accordance with clause 8.10(a); and/or
(ii)    as a result of the holding of any Wrong Pocket Asset for the period from Completion until it is transferred to the Buyer or its nominee.
(e)    This clause 8.10 does not apply to any Wrong Pocket Asset that cannot legally be transferred to the Buyer or its nominee.

9 Risk and insurance
9.1    Risk
The Sellers remains the owners of, and bear all risks in connection with, the Business and the Assets before Completion. Subject to Completion occurring, property in, and the risk in connection with, the Business and the Assets, pass to the Buyer from Completion.
9.2    Insurance
Until Completion, the Sellers agree to maintain or, if necessary, take out and maintain with effect from the date of this document, insurance of the Business and the Assets covering such risks and for such amounts as would be maintained in accordance with prudent business practice with a reputable and properly authorised licensed insurer.
9.3    Damage to Assets before Completion
(a)    Subject to clause 20.4, if any of the Villages (being in each case the Property and the Buildings on that Property) (Relevant Damaged Village) are damaged or otherwise affected before Completion to such a degree that there is a material adverse effect on the value or operation of the Relevant Damaged Village, then the Buyer or the Sellers’ Representative (provided that such damage or affectation is not caused or created by a Seller or Seller Associate or is beyond the reasonable control of a Seller or Seller Associate) may elect, by notice to the other of them given before the Completion Date, to suspend Completion in respect of the whole of the Relevant Damaged Village and any other Assets used exclusively to operate the Business on and from the Relevant Damaged Village (together, the Relevant Excluded Assets). A notice given under this clause 9.3(a) does not affect the parties’ rights and obligations with respect to Completion of the sale and purchase of any Assets other than the Relevant Excluded Assets (Remaining Sale Assets).

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(b)    Subject to clause 9.3(c), if a notice is given under clause 9.3(a), then:
(i)    the Sellers must (at the Sellers’ cost and expense) use best endeavours to adequately replace or make good the Relevant Damaged Village to the satisfaction of the Buyer as soon as reasonably practicable (and in any event within 12 months) after the damage occurs;
(ii)    any reference to an ‘Asset’ or the ‘Assets’ will, with effect from the date of the notice and for purposes of clauses 5, 6, 7, 14, 15 and 17, exclude reference to the Relevant Excluded Assets;
(iii)    the Purchase Price payable by the Buyer on Completion will be reduced by the amount apportioned to the Relevant Excluded Assets in accordance with this document and any reference to the ‘Purchase Price’ will mean the amount stated in the Details excluding the amount so apportioned to the Relevant Excluded Assets; and
(iv)    the document will otherwise be read and applied so that it applies to the sale and purchase of the Remaining Sale Assets on one date and the Relevant Excluded Assets on another date (unless clause 9.3(c)(i) applies in respect of the Relevant Excluded Assets).
(c)    If by the date that is 12 months after the Completion Date:
(i)    the Sellers have not adequately replaced or made good the Relevant Damaged Village to the satisfaction of the Buyer, the sale and purchase of the Relevant Excluded Assets will automatically be terminated, on the basis that no party will have any rights or obligations under this document with respect to the Relevant Excluded Assets from the date of that notice, other than any rights that may have accrued as at the date of termination; or
(ii)    the Sellers have adequately replaced or made good the Relevant Damaged Village to the satisfaction of the Buyer, Completion of the sale and purchase of the Relevant Excluded Assets will occur on the terms of this document and on the basis that:
(A)    any reference to an ‘Asset’ or the ‘Assets’ will, with effect from the date of such election and for purposes of clauses 5, 6, 7, 14, 15 and 17, be a reference to the Relevant Excluded Assets;
(B)    any reference to the ‘Completion Date’ when used in connection with the Relevant Excluded Assets will mean the date on which the Buyer and the Sellers’ Representative agree to complete the sale and purchase of the Relevant Excluded Assets or, failing agreement, 20 Business Days after the Relevant Damaged Village has been so replaced or made good;
(C)    any reference to the ‘Purchase Price’ when used in connection with the Relevant Excluded Assets will mean the amount apportioned to the Relevant Excluded Assets in accordance with this document; and

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(D)    the document will otherwise be read and applied so that it applies to the sale and purchase of the Relevant Excluded Assets.
(d)    If clause 9.3(c)(i) applies in respect of the Relevant Excluded Assets, then for a period of 3 years after Completion the Sellers may not dispose of the Relevant Excluded Assets at any date on or after the notice under clause 9.3(c)(i) is given unless it has first offered to sell the Relevant Excluded Assets to the Buyer at the same price and on terms that are on the whole not less favourable to the Buyer than the terms on which a third party has offered in writing to acquire the Relevant Excluded Assets.

10 Employees
10.1    Offer of employment
(a)    The Buyer must offer employment to each of the employees of the Seller named in Schedule 4 no later than 10 days before the Completion Date.
(b)    The Buyer’s offer of employment to those employees must:
(i)    be conditional on and effective from Completion;
(ii)    be on terms that the Buyer will recognise the employee’s Prior Service and assume liability for the employee’s leave entitlements accrued in respect of the Prior Service; and
(iii)    provide that, if the employee accepts the offer, their employment with the relevant Seller will cease by agreement on the Completion Date.
10.2    Prior Service
The Buyer agrees that, for the purpose of calculating any service-related benefit of a Transferring Employee:
(a)    each Transferring Employee’s Prior Service is to be taken as service with the Buyer; and
(b)    the continuity of each of the Transferring Employee’s employment is to be taken as not broken because they cease to be an employee of a Seller (or Sellers) and become an employee of the Buyer.
This clause 10.2 does not require the Buyer to provide a Transferring Employee with credit for a period of Prior Service when calculating a particular benefit to the extent that the Transferring Employee’s entitlement to that particular benefit has been paid or discharged by any of the Sellers (either through payment under clause 10.3(c) or otherwise).
10.3    Seller’s obligations at or before Completion
At or by Completion, each Seller (as applicable) must:
(a)    release each Transferring Employee employed by it from their employment to enable the Transferring Employee to accept the Buyer’s offer and commence employment with the Buyer on the Completion Date;

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(b)    pay to each Transferring Employee all amounts due to the employee on account of any wages, salary, allowances, remuneration or other benefits in respect of service up to and including the Completion Date;
(c)    pay to each Transferring Employee their untaken accrued annual leave and long service leave entitlements on termination of their employment, but only if required by the Transferring Employee;
(d)    use all reasonable endeavours to induce the Employees to accept any offer of employment made to them by the Buyer; and
(e)    take sole responsibility and indemnify the Buyer for all amounts due on the termination of employment of any Employee who does not accept an offer of employment by the Buyer in accordance with clause 10.1.
10.4    Buyer’s obligation after Completion
The Buyer is solely responsible for:
(a)    all wages, salary, allowances, remuneration and other benefits due to the Transferring Employees in respect of service with the Buyer from the Completion Date; and
(b)    the leave entitlements of the Transferring Employees accrued out of service both before and after the Completion Date, which have not been paid out under clause 10.3(c).
10.5    Adjustment for Transferring Employees Entitlements
The Purchase Price will be reduced by an amount equal to 70% of the aggregate value of each Transferring Employee’s accrued annual leave and long service leave as at the Completion Date (“Leave Adjustment Amount”).

11 Contracts
11.1    Assignment or novation of Contracts
Each Seller agrees to use its best endeavours to ensure that the Buyer obtains the full benefit of that Seller’s Contracts from Completion, by either the assignment or novation of that Seller’s Contracts, including (where applicable) by seeking to obtain the consent of the counterparty to the assignment or novation in accordance with the terms of the relevant Contract.
11.2    Excluded Contracts
The Buyer need not assume responsibility for any Contract which, in its opinion, contains an obligation that is uncommercial, harsh, burdensome or unusual, unless full details of that Contract were Fairly Disclosed to the Buyer and the Buyer has accepted responsibility in writing for the Contract before the Completion Date.
11.3    Performance of Contracts
Subject to Completion occurring, the Buyer agrees that from Completion it will:
(a)    Assume, observe and perform the covenants and obligations made by each of the Sellers under the Contracts on and from Completion;
(b)    comply with the obligations of the Sellers under the Contracts; and

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(c)    co-operate with the Sellers in any reasonable arrangements designed to transfer to the Buyer the benefit and burden of each Contract, including the enforcement of any rights of the Seller against a party to that Contract.
11.4    Benefit of Contracts
If a Contract:
(a)    is not effectively assigned or novated to the Buyer at Completion; or
(b)    cannot be effectively assigned or novated without the consent of a third party and that party does not consent to the assignment or agree to novate the Contract, in each case, on terms acceptable to the Buyer acting reasonably, then, from Completion, each Seller acknowledges that it will account to the Buyer for any benefit it receives in relation to any such Contract and will do anything reasonably required by the Buyer to ensure that the Buyer receives that benefit.
11.5    Indemnity from the Buyer
The Buyer indemnifies the relevant Seller against, and agrees to reimburse and compensate the relevant Seller on demand for, any Loss suffered by the relevant Seller as a result of any act or omission of the Buyer in relation to the Contracts that relate to circumstances occurring in respect of the period on or after Completion.
11.6    Indemnity from each Seller
Each Seller indemnifies the Buyer against, and agrees to reimburse and compensate the Buyer on demand for, any Loss suffered by the Buyer as a result of any act or omission of that Seller in relation to its Contracts that relate to circumstances occurring in respect of the period before Completion.

12 Business Liabilities
12.1    Seller to pay Excluded Liabilities
Subject to Completion and except as otherwise expressly provided in this document, the Sellers are liable for all Excluded Liabilities and must pay creditors promptly and not later than in accordance with their normal terms.
12.2    Buyer to pay Business Liabilities after Completion
Subject to Completion, the Buyer is liable for the Business Liabilities. The Buyer indemnifies the Seller for Loss arising in respect of any failure of the Buyer to discharge the Business Liabilities.

13 Debtors and creditors
13.1    Notifications before Completion
The Sellers must notify all of its customers, by no later than the Customer Notification Date, that payments in respect of Buyer invoices issued to the relevant customers of the Business after the date of such notification must be made into the Buyer Bank Account. The Sellers’ Representative must provide the Buyer with evidence that it has so notified its customers.

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13.2    Withheld Amount
(a)    On the Completion Date, the Buyer will withhold from payment under clause 3.1 an amount of $5 million from the amount of the Purchase Price it is otherwise required to pay under clause 3 (Withheld Amount).
(b)    The Buyer must release the Withheld Amount (or so much of the Withheld Amount as remains after any deductions under clauses 13.3(a)(ii) or 13.3(c)) back to the Sellers (or as the Sellers’ Representative directs) on the date that is 75 days after Completion.
(c)    The Buyer agrees to pay interest at 10% per annum on any amount payable by the Buyer to the Sellers under clause 13.2(b) which is not paid on the due date for payment, for the period from the due date of payment until the date on which payment in full of such amount (including any accrued interest) is made.
13.3    Collection of Book Debts and payments of Trade Payables
(a)    If any customer of the Business pays to a Seller any amount in respect of:
(i)    the Book Debts; and
(ii)    any invoice issued by the Buyer on or after Completion, then the Sellers authorise the Buyer to deduct and retain from the Withheld Amount the amount(s) of the relevant invoice(s) (together with any GST levied on the invoice(s)), and such amount(s) so deducted and retained will be treated as a reduction in the Purchase Price, and the Sellers are entitled to retain the amount so paid to any of them.
(b)    The Sellers’ Representative must notify the Buyer promptly after it receives an amount as contemplated in clause 13.2(a)(ii).
(c)    The Sellers agree to pay each of their Trade Payables by no later than the due date for its payment (as reflected in the invoice given to the Buyer under clause 5.2(b)(viii) or, if the invoice does not reflect the due date for payment, as notified by the Sellers’ Representative to the Buyer). If the Sellers do not pay any Trade Payable by its due date for payment, the Sellers authorise the Buyer to apply the Withheld Amount towards payment of the relevant Trade Payable as agent of the relevant Seller.

14 Warranties, representations and indemnities
14.1    Accuracy
Each Seller represents and warrants to the Buyer that each Warranty is true and correct and not misleading.
14.2    When Warranties given
Each Warranty is given on the date of this document and on the Completion Date, as if made on and as at each of those dates (unless the Warranty is expressed to be given only at a particular time, in which case it is given as at that time only).

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14.3    Separate Warranties
Each Warranty is to be treated as a separate representation and warranty. The interpretation of any Warranty made may not be restricted by reference to or inference from any other Warranty.
14.4    Indemnity
Each Seller indemnifies each of the Buyer against, and agrees to reimburse and compensate the Buyer on demand for, all Loss arising directly or indirectly from or incurred in connection with any untrue, incorrect or misleading Warranty given by the Sellers.
14.5    Reliance
Each Seller acknowledges that the Buyer has entered into the Transaction Documents in full reliance on the Warranties.
14.6    Matters disclosed
Each Warranty is to be read down and qualified by any information that would have been disclosed to the Buyer if the Buyer had conducted:
(a)    searches of records open to public inspection maintained by the Australian Securities and Investments Commission in respect of each Seller on the date that is 2 Business Days before the date of this document;
(b)    organisation grantor searches of the PPS Register in respect of each Seller on the date that is 2 Business Days before the date of this document; or
(c)    searches of records open to public inspection maintained by:
(i)    the High Court of Australia and the Federal Court of Australia in respect of each Seller on 27 November 2024; and
(ii)    the Supreme Court of Queensland in respect of each Seller on 27 November 2024, which is inconsistent with that Warranty. No amount will be recoverable by the Buyer in respect of any breach of Warranty to the extent that the breach arises by reason of or in relation to any such information.
14.7    Buyer acknowledgement
The Buyer acknowledges and agrees that:
(a)    in entering into the Transaction Documents and in proceeding to Completion, the Buyer does not rely on any statement, representation, warranty, condition, forecast or other conduct which may have been made by or on behalf of a Seller, except the Warranties;
(b)    except as provided in the Warranties, all representations, warranties and statements, whether express, implied, written, oral, collateral, statutory or otherwise, are excluded, and each Seller disclaims all liability in relation to them, to the maximum extent permitted by law;
(c)    it has had the opportunity to conduct, and has conducted, due diligence investigations in relation to the Sellers and the Business for a period of up to 5 months before the date of this document (including in relation to

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the Data Room) and has had the opportunity to raise enquiries with each Seller and its respective Representatives in relation to the Business, the Sellers and the Transaction;
(d)    it has had the benefit of independent professional advice, including legal, tax and accounting advice, relating to the consideration and assessment of each Seller, its Assets included in the Business itself and the Transaction and the terms of this document;
(e)    it has made and relies upon its own searches, investigations, enquires and evaluations in respect of the Business and the Assets of each Seller included in the Transaction, including in connection with the Due Diligence Material and Forward-Looking Information, the future performance or prospects of the Business or otherwise in connection with any financial analysis or modelling conducted by the Buyer or its Representatives;
(f)    irrespective of whether the due diligence investigations conducted by or on behalf of the Buyer in relation to the Transaction was as full or exhaustive as the Buyer may have wished, the Buyer has nevertheless independently, and without the benefit of any statement, representation, inducement or warranty (in all cases, except for the Warranties) from or made by on or behalf of a Seller, determined to enter into the Transaction;
(g)    the provisions of this document, including the Warranties, are the only warranties, representations or statements the Buyer has determined that it requires and on which the Buyer has relied in entering into the Transaction; and
(h)    no Seller has made or given any warranty, including in any of the Warranties, or representation expressed or implied, and no Seller will have any liability in relation to:
(i)    any forward looking information contained or referred to in the Due Diligence Material; or
(ii)    the future performance or prospects of the Business.
14.8    Adjustments to Purchase Price
A payment made under this document with respect to the breach of a Warranty or under an indemnity by:
(a)    the Buyer is to be treated as an increase of the Purchase Price; and
(b)    a Seller, is to be treated as a reduction in the Purchase Price.

15 Specific Indemnities
Each Seller indemnifies the Buyer against, and agrees to reimburse and compensate the Buyer on demand for, any Loss suffered by the Buyer as a result of or in connection with:
(a)    an Excluded Liability (including any of the liabilities or obligations contemplated in clause 11.6);
(b)    the rectification or remedy (including any amount which the Buyer is reasonably required to incur, pay or spend after Completion to rectify or remedy) any damages, defects, errors, faults, omissions, material or

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work that is not, or was not completed, in accordance with the Waratah Village Works (including as a result of the relevant works not meeting the agreed specifications under the construction contract)), or any Losses in connection with the rectification or repair of any damage to or interference with property caused by the Waratah Village Works;
(c)    any Claims which a third party (whether a Transferring Employee or a Government Agency or otherwise) brings or makes against the Buyer in connection with any conduct, event or incident that occurred before Completion, including as a result of Claims for workers’ compensation; and
(d)    any non-compliance with Environmental and Planning Laws that arose or occurred before, or which is continuing at, Completion (including any obligation or requirement to remediate Contamination or Pollution; any notice or order issued by a Government Agency (including the Environmental Protection Agency) in relation to Contamination or Pollution; or any Claim by any third party in connection with Contamination or Pollution).

16 Buyer warranties
The Buyer represents and warrants to the Sellers that each of the following statements is correct and not misleading on the date of this document and will be correct and not misleading on the Completion Date:
(a)    (status) it has been incorporated or formed in accordance with the laws of its place of incorporation or formation and is validly existing under those laws;
(b)    (power) it has power to enter into the Transaction Documents, to comply with its obligations under them and to exercise its rights under them;
(c)    (no contravention) the entry by it into, its compliance with its obligations and the exercise of its rights under, the Transaction Documents do not and will not conflict with:
(i)    its constituent documents or cause a limitation on its powers or the powers of its directors to be exceeded;
(ii)    any law binding on or applicable to it or its assets; or
(iii)    any Encumbrance or document binding on or applicable to it;
(d)    (authorisations) it has in full force and effect each authorisation necessary for it to enter into the Transaction Documents, to comply with its obligations and exercise its rights under them, and to allow them to be enforced; and
(e)    (solvency) it is not Insolvent.

17 Limit of Sellers’ liability and notice of Claims

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17.1    Notice of Claims
If the Buyer becomes aware of any circumstance or matter that gives rise to a Claim against a Seller for a breach of Warranty:
(a)    the Buyer must give notice of the Claim to the Sellers within a reasonable time (and, in any event, within 20 Business Days) after becoming aware of the Claim; and
(b)    the Buyer must give reasonable details of the Claim to the Sellers’ Representative, including:
(i)    details of the circumstances, facts or matters that give rise to the Claim (to the extent then known to the Buyer); and
(ii)    an estimate of the amount of the Loss, if any, arising out of or resulting from the Claim or the circumstances, facts or matters that give rise to the Claim.
17.2    Third party Claims
If the circumstance or matter that gives rise to a Claim against a Seller under the Warranties or a Specific Indemnity is a result of or in connection with a Claim by a third party, then:
(a)    the Buyer must give notice of the Claim to the Sellers’ Representative within a reasonable time (and, in any event, within 20 Business Days) after becoming aware of the Claim;
(b)    the notice must contain the following details of the Claim:
(i)    the circumstances, facts or matters that may give rise to the Claim (to the extent then known to the Buyer); and
(ii)    an estimate of the amount of the Loss, if any, arising out of or resulting from the Claim or the circumstances, facts or matters that may give rise to the Claim;
(c)    at the expense and direction of the Sellers, the Buyer must either:
(i)    take such action (including legal proceedings or making claims under any insurance policies) as the Sellers’ Representative may reasonably require to avoid, dispute, resist, defend, appeal, compromise or mitigate the Claim; or
(ii)    offer the Sellers’ Representative the option to assume defence of the Claim; and
(d)    subject to clause 17.5, the Buyer must not settle, make any admission of liability, compromise any Claim, or any matter which gives or may give rise to a Claim, without the prior consent of the Sellers’ Representative (not to be unreasonably withheld or delayed).
17.3    Sellers’ Representative to consider Claims
The Sellers’ Representative must notify the Buyer within 20 Business Days after receipt of a notice of a Claim under clause 17.1 or clause 17.2 indicating whether it admits or denies the Claim (in whole or in part) (or, in the case of third party Claims, whether it exercises the option in clause 17.2(c)(ii)).

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17.4    Sellers’ Representative to defend Claim
If the Sellers’ Representative exercises the option in clause 17.2(c)(ii), then:
(a)    the Sellers’ Representative agrees to regularly consult with the Buyer in relation to the Claim and provide copies of all court documents and inter party correspondence relating to the Claim;
(b)    the Buyer agrees to co-operate with the Sellers and do all things reasonably requested by the Sellers’ Representative in respect of the Claim at the Sellers’ expense;
(c)    the Sellers agree, at their own expense, to defend the Claim and indemnify the Buyer against all Loss arising from, or incurred in connection with, the defence of the Claim;
(d)    the Sellers may settle or compromise the Claim with the consent of the Buyer, such consent not to be unreasonably withheld; and
(e)    the Sellers agree to consult with the Buyer in relation to the conduct of the Claim and not take or persist in any course that might reasonably be regarded as harmful to the goodwill, reputation, affairs or operation of the Buyer or the Business.
17.5    Sellers’ Representative response
If the Sellers’ Representative does not notify the Buyer within the period specified in clause 17.3, the Sellers are taken to have admitted the Claim in full. Accordingly the Buyer is entitled in these circumstances to conduct the Claim (including settling or compromising the Claim) in its absolute discretion and the Buyer will have no liability of any nature whatsoever to the Sellers or the Seller Guarantor in connection with any action taken or not taken under this clause 17.5.
17.6    Recovery
Where the Buyer is entitled to recover from some other person any sum in respect of any matter or event which gives rise to a Claim under the Warranties (other than a policy of insurance), the Buyer must:
(a)    use its reasonable endeavours to recover that sum;
(b)    keep the Sellers’ Representative informed of the conduct of that recovery; and
(c)    reduce the amount of the Claim by the amount that is actually recovered in cash from the other person.
If the recovery is delayed until after the Claim has been paid by a Seller to the Buyer, the sum recovered in cash (up to the amount of the Claim paid by the relevant Seller(s) to the Buyer) must be paid to that Seller(s) after deduction by the Buyer of all reasonable costs and expenses of the recovery and Taxes payable on the recovery.
17.7    Time limit for Warranty and Specific Indemnity Claims
(a)    The Buyer may not make any Claim for a breach of Warranty or under a Specific Indemnity unless reasonable details of the relevant Claim have been notified to the Sellers within the time limits for that Claim stated in the Details.

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(b)    If the Buyer gives notice of the Claim for a breach of Warranty or under a Specific Indemnity within the relevant time period for that Claim stated in the Details, then clause 17.7(a) does not exclude liability on the part of a Seller merely because such Loss is contingent and does not become an actual Loss and due and payable until after the expiry of the relevant time period.
17.8    Minimum amount of Claim
The Buyer may not make any Claim for a breach of a Warranty unless the amount of the Claim:
(a)    exceeds the applicable Claim threshold amount (per Claim) (if any) stated in the Details in respect of a particular matter or in respect of a number of similar or related matters taken together; and
(b)    the aggregate of all such Claims exceeds the applicable aggregate claim threshold amount (if any) stated in the Details.
Once the amount of the Claim exceeds the applicable aggregate threshold amount (if any), then the Buyer may claim for all of the Loss suffered by the Buyer (and not just the excess amount).
17.9    Maximum liability
The maximum liability of the Sellers (collectively) for:
(a)    all Claims for breach of Business Warranty will not exceed the maximum claim amount for all Business Warranty Claims stated in the Details;
(b)    all Claims for breach of Title Warranty will not exceed the maximum claim amount for all Title Warranty Claims stated in the Details;
(c)    all Claims for breach of Acacia Warranty will not exceed the maximum claim amount for all Acacia Warranty Claims stated in the Details;
(d)    all Claims for breach of Rosewood Warranty will not exceed the maximum claim amount for all Rosewood Warranty Claims stated in the Details;
(e)    all Claims for breach of Vitrinite Warranty will not exceed the maximum claim amount for all Vitrinite Warranty Claims stated in the Details;
(f)    all Claims for breach of Waratah Warranty will not exceed the maximum claim amount for all Waratah Warranty Claims stated in the Details;
(g)    all Claims under the Specific Indemnities will not exceed the maximum claim amount for all Specific Indemnity Claims stated in the Details; and
(h)    all Claims under or in respect of the Transaction Documents, including for breach of Warranty or under a Specific Indemnity, will not exceed the maximum claim amount for all Claims stated in the Details.
17.10    Sellers not liable
The Sellers are not liable to the Buyer for any Claim under the Warranties or under the Specific Indemnities:
(a)    if the Claim is as a result of or in respect of any legislation not in force at Completion (including legislation which takes effect retrospectively);

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(b)    to the extent that the Claim arises or is increased as a result of a change after Completion in the rates, method of calculation or scope of Taxation applicable to the relevant Seller’s Business or Assets;
(c)    to the extent that the Claim arises or is increased as a result of any change in Accounting Standards after Completion;
(d)    if the Claim arises or is increased as a result of action taken or not taken by the relevant Seller with the prior written approval of the Buyer;
(e)    to the extent that the aggregate Claim or Loss is of a kind for which provision has been made in the Completion Accounts, and that provision has not already been used to meet Claims or Losses of that kind; or
(f)    to the extent that the Claim is for Consequential Loss.
17.11    Fraud
None of the limitations in this clause 17 apply to any Claim based on fraud of any Seller or any Representative of a Seller.

18 Guarantee and indemnity
18.1    Consideration
The Seller Guarantor acknowledges that the Buyer is acting in reliance on the Seller Guarantor incurring obligations and giving rights under this Guarantee.
18.2    Guarantee
(a)    The Seller Guarantor irrevocably and unconditionally guarantees to the Buyer, on behalf of each Seller, compliance by each Seller with each of its obligations in connection with each of the Transaction Documents, including each obligation to pay money.
(b)    If a Seller does not comply with its obligations in connection with a Transaction Document on time and in accordance with the relevant Transaction Document, then the Seller Guarantor agrees to comply with those obligations on demand from the Buyer.
(c)    A demand made under section 18.2(b) may be made whether or not the Buyer has made demand on the applicable Seller.
18.3    Indemnity
(a)    The Seller Guarantor indemnifies the Buyer against, and agrees to reimburse and compensate the Buyer for, any Loss arising from, and any costs, charges or expenses reasonably incurred or any Taxes it incurs, if:
(i)    a Seller does not, or is unable to, comply with an obligation it has (including an obligation to pay money) in connection with a Transaction Document;
(ii)    an obligation a Seller would otherwise have under a Transaction Document (including an obligation to pay money) is found to be void, voidable or unenforceable;
(iii)    an obligation the Seller Guarantor would otherwise have under clause 18.2 is found to be void, voidable or unenforceable; or

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(iv)    a representation or warranty by a Seller in a Transaction Document is found to have been incorrect or misleading when made or taken to be made.
(b)    The Seller Guarantor agrees to pay amounts due under this clause on demand from the Buyer.
(c)    The Buyer need not incur expense or make payment before enforcing the right of indemnity in this clause 18.3.
18.4    Extent of guarantee and indemnity
(a)    Each of the guarantees in clause 18.2 and the indemnity in clause 18.3 is a continuing obligation despite any intervening payment, settlement or other thing and extends to all of the obligations of a Seller in connection with the Transaction Documents.
(b)    The Seller Guarantor waives any right it has of first requiring the Buyer to commence proceedings or enforce any other right against a Seller or any other person before claiming from the Seller Guarantor under this Guarantee.
18.5    Obligation to pay interest
(a)    The Seller Guarantor agrees to pay interest at 10% per annum on any amount payable by the Seller Guarantor under this Guarantee which is not paid on the due date for payment and is not otherwise incurring interest.
(b)    The interest accrues daily from (and including) the due date to (but excluding) the date of actual payment and is calculated on actual days elapsed and a year of 365 days.
(c)    The Seller Guarantor agrees to pay interest under this clause on demand from the Buyer.
18.6    Compounding
Interest payable under clause 18.5 which is not paid when due for payment may be added to the overdue amount every 30 days. Interest is payable on the increased overdue amount at the rate and in the manner set out in clause 18.5.
18.7    Payments
The Seller Guarantor agrees to make payments under this Guarantee:
(a)    in full without set-off or counterclaim, and without any deduction in respect of Taxes unless prohibited by law; and
(b)    in the currency in which the payment is due, and otherwise in Australian dollars, in immediately available funds.
18.8    If the Seller Guarantor is required to withhold or deduct
If the Seller Guarantor is required to make any withholding, deduction or payment for or on account of Tax or by any Government Agency under this Guarantee, the Seller Guarantor:
(a)    must pay or procure the payment of the full amount of the withholding or deduction, or make or procure the making of the payment, to the appropriate Government Agency under applicable law; and

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(b)    must pay such additional amount to the Buyer as is required to ensure that the net amount received by the Buyer is equal to the full amount which would have been received by the Buyer had no such deduction, withholding or payment been required to be made.
18.9    No merger
This Guarantee does not merge with or adversely affect, and is not adversely affected by, any of the following:
(a)    any other guarantee, indemnity, mortgage, charge or other encumbrance, or other right or remedy to which the Buyer is entitled; or
(b)    a judgment which the Buyer obtains against the Seller Guarantor, a Seller or any other person in connection with this document.
The Buyer may still exercise its rights under this Guarantee, as well as under the judgment, mortgage, charge or other encumbrance or the right or remedy.
18.10    Rights of the Buyer are protected
The rights given to the Buyer under this Guarantee, and the Seller Guarantor’s liabilities under it, are not affected by any act or omission or any other thing which might otherwise affect them under law or otherwise.
18.11    Seller Guarantor’s rights are suspended
As long as any obligation is required, or may be required, to be complied with in connection with this Guarantee, the Seller Guarantor must not, without the Buyer’s written consent:
(a)    reduce its liability under this Guarantee by claiming that it or a Seller or any other person has a right of set-off or counterclaim against the Buyer; or
(b)    claim, or exercise any right to claim, to be entitled (whether by way of subrogation or otherwise) to the benefit of another guarantee, indemnity, mortgage, charge or other encumbrance:
(i)    in connection with this document or any other amount payable under this Guarantee; or
(ii)    in favour of a person other than the Buyer in connection with any obligations of, or any other amounts payable, by a Seller to, or for the account of, that other person; or
(c)    claim an amount from a Seller, or another guarantor (including a person who has signed this Guarantee as “Seller Guarantor”), under a right of indemnity or contribution; or
(d)    claim an amount in the liquidation, administration or insolvency of a Seller or of another guarantor of any of the obligations of a Seller (including a person who has signed this Guarantee as “Seller Guarantor”).
If the Buyer asks, the Seller Guarantor agrees to notify any relevant person of the terms of this clause and other parts of this Guarantee that may be relevant. The Seller Guarantor also authorises the Buyer to do so at any time in its discretion and without first asking the Seller Guarantor to do it. This applies despite anything else in this Guarantee.

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18.12    Reinstatement of rights
Under any law relating to liquidation, administration, insolvency or the protection of creditors, a person may claim that a transaction (including a payment) in connection with this Guarantee or this document is void or voidable. If a claim is made and upheld, conceded or compromised, then:
(a)    the Buyer is immediately entitled as against the Seller Guarantor to the rights in connection with this Guarantee or this document to which it was entitled immediately before the transaction; and
(b)    on request from the Buyer, the Seller Guarantor agrees to do anything (including signing any document) to restore to the Buyer any mortgage, charge or other encumbrance (including this Guarantee) held by it from the Seller Guarantor immediately before the transaction.
18.13    Costs
The Seller Guarantor agrees to pay or reimburse the Buyer on demand for:
(a)    the Buyer’s costs in making, enforcing and doing anything in connection with this Guarantee, provided they are reasonably incurred; and
(b)    all duties, fees, Taxes and charges which are payable in connection with this Guarantee and indemnity or a payment or receipt or other transaction contemplated by it.
18.14    Representations and warranties
The Seller Guarantor represents and warrants to the Buyer that (in respect of itself only):
(a)    the Seller Guarantor has power to enter into this document and to comply with its obligations under it and has otherwise taken all necessary action to authorise the execution, delivery and performance of this document in accordance with its terms;
(b)    the Seller Guarantor’s obligations under this document are valid and binding and are enforceable against it in accordance with its terms; and
(c)    the Seller Guarantor is not Insolvent.

19 Restraint
19.1    Restraint
For the sole purpose of protecting the Goodwill being sold to the Buyer and subject to this clause 19.1, each Seller and the Seller Guarantor undertakes to the Buyer that, subject to and with effect from Completion, they will not, and will procure that each Seller Associate will not:
(a)    (non-competition - Business) be Engaged or Involved in any capacity in any Restricted Business for the Restraint Period and in the Restraint Area (each as stated in the Details);
(b)    (non-solicitation - employees) entice away or endeavour to entice away, employ or engage or endeavour to employ or engage any Transferring Employee or anyone who was at any time during the 12-month period before the Completion Date a representative of the Business, for the Restraint Period stated in the Details, other than as a

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result of a Transferring Employee or Representative of the Business responding to a genuine public advertisement which was not targeted at any Transferring Employee or representative of the Business;
(c)    (non-solicitation - customers) entice or endeavour to entice anyone who was a customer or client of any Seller at any time within the 12-month period before the Completion Date to cease or reduce acquiring or providing goods, services or both from or to the Business (as applicable) for the Restraint Period stated in the Details; and
(d)    (business names and logos) use a logo, symbol, trade mark or business name substantially identical or deceptively similar to a trade mark or business name which is used by a Seller as at the Completion Date (as applicable).
19.2    Application of restraint and severance
(a)    Clause 19.1(a) has effect as if it were the number of separate clauses which result from combining clause 19.1(a) with each paragraph of the Restraint Period set out in the Details and combining each such combination with each paragraph of the Restraint Area, each resulting clause being severable from each other resulting clause.
(b)    Clauses 19.1(b) and 19.1(c) each have effect as if they were the number of separate clauses which result from combining clauses 19.1(b) and 19.1(c), on an individual basis, with each paragraph of the Restraint Period set out in the Details, each resulting clause being severable from each other resulting clause.
(c)    If any of the separate resulting clauses under clauses 19.2(a) or 19.2(b) are invalid or unenforceable, that invalidity or unenforceability does not affect the validity or enforceability of any other separate resulting clause.
19.3    Deletion of restriction
The parties intend the restraints contained in clause 19.1 to operate to the maximum extent. If any part of a restraint in clause 19.1 goes beyond what is reasonable in the circumstances and necessary to protect the Goodwill, but would be reasonable and necessary if any activity were deleted or a period or area were reduced, then the restraint applies with that activity deleted or period or area reduced by the minimum amount necessary to make the restraint reasonable in the circumstances.
19.4    Severance
Each part of a restraint in this clause 19 has effect as a separate and severable restriction and is to be enforced accordingly.
19.5    Exceptions
(a)    Nothing in clause 19.1(a) prevents a Seller, the Seller Guarantor or any Seller Associate from:
(i)    being Engaged or Involved in any capacity in any Existing Business;
(ii)    acquiring and/or holding directly or indirectly securities in any entity which are quoted on a recognised securities exchange, even though that entity is Engaged or Involved in any capacity in any Restricted Business, provided the holding does not carry

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more than 5% of the votes which may be cast at a general meeting of the entity;
(iii)    performing any employment agreement with, or otherwise providing any services to, the Buyer or any of its Affiliates; or
(iv)    taking any action or omission which has been approved by the Buyer.
(b)    Nothing in clause 19.1(a) prevents a Seller, the Seller Guarantor or any Seller Associate from being Engaged or Involved in any Mobile Camps Business.
19.6    Acknowledgement
Each Seller and the Seller Guarantor acknowledge that each restraint in this clause 19 is reasonable in the circumstances and necessary to protect the interests of the Buyer in the Goodwill.
19.7    Damages not an adequate remedy
Each Seller and the Seller Guarantor acknowledges that damages may not be a sufficient remedy for the Buyer for any breach of this clause 19 and the Buyer is entitled to specific performance or injunctive relief (as appropriate) as a remedy for any breach or threatened breach by a Seller or the Seller Guarantor, in addition to any other remedies available to the Buyer at law or in equity.

20 Default and termination
20.1    Termination for non-satisfaction of Conditions Precedent
(a)    If, by the date that is 6 months after the date of this document (or such later date agreed in writing between the Buyer and the Sellers’ Representative):
(i)    any of the other Conditions Precedent in clause 4.1 are not satisfied and have not been waived by the Buyer; or
(ii)    any approval or consent required under any of the Conditions Precedent is not granted on terms acceptable to the Buyer, then this document may be terminated at any time before Completion by notice given by one party to each other party.
(b)    If the Condition Precedent in 4.1(d) is not satisfied by the date stated in the Details, the final date for satisfaction of the Conditions Precedent (as stated in the Details) will automatically extend on a rolling basis by 1 calendar month at a time until the last of the Conditions Precedent is satisfied or (if applicable) waived or until the date that is 6 months after the final date for satisfaction of the Conditions Precedent (as stated in the Details), whichever happens earlier.
20.2    Failure by the Buyer to Complete
(a)    If the Buyer does not Complete, other than as a result of default by a Seller, the Sellers’ Representative may give the Buyer notice requiring the relevant Buyer to Complete within 10 Business Days after receipt of that notice.

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(b)    If the Buyer does not Complete within the period referred to in clause 20.2(a), the Sellers’ Representative may choose either to proceed for specific performance or terminate this document. In either case, the Sellers may seek damages for the default.
20.3    Failure by the Sellers to Complete
(a)    If the Sellers do not Complete, other than as a result of default by the Buyer, the Buyer may give the Sellers’ Representative notice requiring the Sellers to Complete within 10 Business Days after receipt of that notice.
(b)    If the Sellers do not Complete within the period referred to in clause 20.3(a), the Buyer may choose either to proceed for specific performance or terminate this document. In either case, the Buyer may seek damages for the default.
20.4    Damage to Rosewood and Waratah
(a)    If both the Rosewood Village and the Waratah Village (being, in each case, the relevant Property and the Buildings on that Property) are damaged or otherwise affected before Completion to such a degree that there is a material adverse effect on their value or operation, then either the Sellers’ Representative (provided that such damage or affectation is not caused or created by a Seller or Seller Associate or is beyond the reasonable control of a Seller or Seller Associate) or the Buyer may elect, by notice to the other given before the Completion Date, to terminate this document.
(b)    If either of the Rosewood Village or the Waratah Village (being, in each case, the relevant Property and the Buildings on that Property) is damaged or otherwise affected before Completion to such a degree that there is a material adverse effect on its value or operation, then the Buyer may elect, by notice to the Sellers’ Representative given before the Completion Date, to terminate this document.
(c)    A notice given under this clause 20.4 is effective notwithstanding any notice given under clause 9.3(a) (and irrespective of when the notice under clause 9.3(a) was given).
20.5    Effect of termination
If this document is terminated under clause 20.1, clause 20.2, clause 20.3 or clause 20.4, then, in addition to any other rights, powers or remedies provided by law:
(a)    each party retains the rights it has against any other party in connection with any breach or Claim that has arisen before termination; and
(b)    the Buyer must return to the Sellers’ Representative all documents and other materials in any medium in its possession, power or control which contain information relating to the Business, including the Records.
The termination of this document under this clause 20.4 does not affect any other rights the parties have against one another at law or in equity, and clause 21, clause 23 and clause 24 survive termination.

21 Announcements

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21.1    Public announcements
Subject to clause 21.2, no party may, before or after Completion, make or send a public announcement, communication or circular concerning the transactions referred to in this document unless it has first obtained the written consent of the other parties, which consent is not to be unreasonably withheld or delayed.
21.2    Public announcements required by law
Clauses 22.1(d) and 21.1 do not apply to a public announcement, communication or circular required by law or a regulation of the rules of a stock exchange.

22 Confidentiality
22.1    Confidential Information
Until Completion, no Confidential Information received by the Buyer or its Representatives may be disclosed to any person except:
(a)    to the Buyer’s Representatives, or those of its Related Bodies Corporate (and their respective Representatives), requiring the information for the purposes of this document;
(b)    to the Buyer’s proposed lenders and investors and their respective Representatives, if applicable;
(c)    with the consent of the Seller’s Representative (not to be unreasonably withheld or delayed); or
(d)    if the Buyer is required to do so by law, the rules of any stock exchange or at the request of any Government Agency.
22.2    Disclosure of Confidential Information
Until Completion, if the Buyer discloses Confidential Information under clause 22.1(a), (b) or (c), it must use all reasonable endeavours to ensure that the recipients do not disclose it except in the circumstances permitted in clause 22.1.
22.3    Use of Confidential Information after Completion
Following Completion, the Sellers must not use any Confidential Information, except for the purpose of performing its obligations under this document or as otherwise required by law.

23 Costs and stamp duty
23.1    Costs
The parties agree to pay their own costs in connection with the preparation, negotiation, execution and completion of this document, except for stamp duty.
23.2    Stamp duty and registration fees
The Buyer:
(a)    agrees to pay or reimburse all stamp duty, registration fees and similar Taxes payable or assessed as being payable in connection with this document, including any fees, fines, penalties and interest in connection with any of those amounts; and

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(b)    indemnifies the Sellers against, and agrees to reimburse and compensate them for, any liability in respect of stamp duty under clause 23.2(a).

24 GST
24.1    GST exclusive
Unless this document expressly states otherwise, all consideration to be provided under this document is exclusive of GST.
24.2    Supply of a going concern
(a)    The parties agree that the supply of the Assets and the Business under this document is the supply of a going concern for the purposes of the GST Act.
(b)    Each Seller represents and warrants in respect of each supply of a going concern that:
(i)    it will supply to the Buyer all of the things necessary for the continued operation of an enterprise; and
(ii)    it carries on the enterprise and will carry on the enterprise until the day of the supply (whether or not as part of a larger enterprise carried on by) the Buyer.
(c)    The Buyer represents and warrants that:
(i)    it is registered under the GST Act; and
(ii)    it will continue to be registered under the GST Act up to and including the day of the supply.
(d)    If, despite clause 24.2(a), the Commissioner of Taxation or a court or tribunal determines that the supply of the Assets and the Business is a taxable supply on which GST is payable, the party providing the consideration for that taxable supply agrees to pay to the supplier, within 10 Business Days after receiving a tax invoice an additional amount equal to the amount of GST payable on that supply.
24.3    Payment of GST
(a)    If GST is payable, or notionally payable, on a supply made in connection with this document, other than a supply subject to clause 24.2 (“Supply of a going concern”), the party providing the consideration for the supply agrees to pay to the supplier an additional amount equal to the amount of GST payable on that supply (“GST Amount”).
(b)    Subject to the prior receipt of a tax invoice, the GST Amount is payable at the same time as the GST-exclusive consideration for the supply, or the first part of the GST-exclusive consideration for the supply (as the case may be), is payable or is to be provided.
(c)    This clause does not apply to the extent that the consideration for the supply is expressly stated to include GST or the supply is subject to a reverse-charge.

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24.4    Adjustment events
If an adjustment event arises for a supply made in connection with this document, the GST Amount must be recalculated to reflect that adjustment. The supplier or the recipient (as the case may be) agrees to make any payments necessary to reflect the adjustment and the supplier agrees to issue an adjustment note.
24.5    Reimbursements
Any payment, indemnity, reimbursement or similar obligation that is required to be made in connection with this document which is calculated by reference to an amount paid by another party must be reduced by the amount of any input tax credits which the other party (or the representative member of any GST group of which the other party is a member) is entitled. If the reduced payment is consideration for a taxable supply, clause 24.3 (“Payment of GST”) applies to the reduced payment.
24.6    Definitions and interpretation
For the purpose of this clause 24:
(a)    “GST Act” means the A New Tax System (Goods and Services Tax) Act 1999 (Cth);
(b)    words and phrases which have a defined meaning in the GST Act have the same meaning when used in this clause 24, unless the contrary intention appears; and
(c)    each periodic or progressive component of a supply to which section 156-5(1) of the GST Act applies will be treated as if it were a separate supply.

25 Sellers’ Representative
25.1    Sellers’ Representative
Each of the Sellers:
(a)    despite any other provision of this document, irrevocably authorises the Sellers’ Representative (subject only to clause 25.2) to act on its behalf in relation to all of the following acts, matters or things permitted or required by the terms of this document to be done by the Sellers or any of them:
(i)    to give and receive documents on behalf of any Seller;
(ii)    to direct payment to be made from or to any of the Sellers’ accounts;
(iii)    to give and receive notices;
(iv)    to give any approval or consent or exercise any discretion;
(v)    to amend, vary or waive any provision of this document or any matter relating to this document;
(vi)    to carry out any act or execute any document necessary or desirable in connection with effecting Completion in accordance with clause 5.2 for and on behalf of each of the Sellers; and

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(vii)    to carry out any act or execute any document necessary or desirable in relation to any Claim or potential Claim under or in respect of any matter or transaction contemplated by this document, including to pursue, settle or compromise any such Claim on such terms as the Sellers’ Representative may, in its absolute discretion, determine;
(b)    acknowledges that the Buyer is entitled to treat any act, matter or thing done by the Sellers’ Representative as binding on all Sellers (in the relevant capacity) and is not required to enquire further in respect of such act, matter or things; and
(c)    acknowledges that the Buyer may discharge any obligation under this document to give any document, notice or other thing to 1 or more of the Sellers (in the relevant capacity), including any document served to initiate or as part of legal proceedings against any 1 or more of the Sellers, by giving it to the Sellers’ Representative.
25.2    Replacement of Sellers’ Representative
The Sellers’ Representative or the Sellers may, by notice to the Sellers and the Buyer, replace the Sellers’ Representative (either permanently or for such period as is specified in the notice), provided that in the event of a conflict between any obligation of a Seller and the obligations of the Sellers’ Representative, the obligations of that Seller will prevail.

26 Seller Trustee as trustee
26.1    Trustee acknowledgement
Each of Qantac Blackwater Trustee Seller and CFT Seller (each a “Seller Trustee”) acknowledges that it enters into this document in its capacity as trustee of the Blackwater Trust and The Cleary Family Trust (respectively) (each a “Seller Trust”) and in no other capacity.
26.2    Trustee representations and warranties
Each Seller Trustee represents and warrants to the Buyer that, in respect of its relevant Seller Trust:
(a)    it is the only trustee of the Seller Trust and no action has been taken or is proposed to remove it as trustee of the Seller Trust;
(b)    true copies of the trust deed (referred to in the Details) and other documents relating to the Seller Trust have been provided to the Buyer and disclose all the terms of the Seller Trust;
(c)    it has the power under the terms of the Seller Trust to enter into and comply with its obligations under this document including the power to sell its right, title and interest in the relevant Assets and Business of the Seller Trust;
(d)    it has carefully considered the purpose of this document and considers that entry into this document is for the benefit of the beneficiaries of the Seller Trust, whose consents have been obtained, and the terms of this document are fair and reasonable;
(e)    it has a right to be fully indemnified out of the Seller Trust assets in respect of obligations incurred by it under this document and the assets of the Seller Trust are sufficient to satisfy that right of indemnity and all

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other obligations in respect of which the Seller Trustee has a right to be indemnified out of the Seller Trust assets;
(f)    it is not, and has never been, in default under the terms of the Seller Trust;
(g)    no action has been taken or proposed to terminate the Seller Trust; and
(h)    it and its directors and other officers (as applicable) have complied with their obligations in connection with the Seller Trust.
26.3    Seller Guarantor representations and warranties
The Seller Guarantor represents and warrants to the Buyer that every warranty of the Seller Trustees under this document is correct and not misleading.
26.4    Restrictions
Until all obligations under this document are discharged, each Seller and the Seller Guarantor may not, without the consent of the Buyer, do anything which:
(a)    effects or facilitates the retirement, removal or replacement of a Seller Trustee as trustee of its relevant Seller Trust;
(b)    could restrict a Seller Trustee’s right of indemnity from its relevant Seller Trust’s assets in respect of obligations incurred by the Seller Trustee under this document;
(c)    could impair or restrict the ability of a Seller Trustee to comply with its obligations under this document;
(d)    effects or facilitates the termination of a Seller Trust;
(e)    effects or facilitates the variation of the terms of a Seller Trust;
(f)    effects or facilitates the resettlement of a Seller Trust’s funds; or
(g)    could result in a Seller Trust’s assets being mixed with other property.

27 Notices and other communications
27.1    Form
Notices and other communications in connection with this document must be in writing. They must be sent to the address or email address referred to in the Details and (except in the case of email) marked for the attention of the person referred to in the Details. If the intended recipient has notified changed contact details, then communications must be sent to the changed contact details.
27.2    Delivery
(a)    Communications must be:
(i)    left at the address referred to in the Details;
(ii)    sent by regular ordinary post (airmail if appropriate) to the address referred to in the Details; or
(iii)    sent by email to the address referred to in the Details.

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(b)    If the intended recipient has notified changed contact details, then communications must be sent to the changed contact details.
27.3    When effective
Communications take effect from the time they are received or taken to be received under clause 27.4 (whichever happens first) unless a later time is specified in the communication.
27.4    When taken to be received
Communications are taken to be received:
(a)    if sent by post, 6 Business Days after posting (or 10 days after posting, if sent from 1 country to another); or
(b)    if sent by email:
(i)    when the sender receives an automated message confirming delivery; or
(ii)    4 hours after the time sent (as recorded on the device from which the sender sent the email) unless the sender receives an automated message that delivery failed, whichever happens first.
27.5    Receipt outside business hours
Despite anything else in this clause 27, if communications are received or taken to be received under clause 27.5 after 5.00pm on a Business Day or on a non-Business Day, they are taken to be received at 9.00am on the next Business Day. For the purposes of this clause, the place in the definition of Business Day is taken to be the place specified in the Details as the address of the recipient and the time of receipt is the time in that place.

28 General
28.1    Approvals, consents or waivers
By giving any approval, consent or waiver a party does not give any representation or warranty as to any circumstance in connection with the subject matter of the approval, consent or waiver.
28.2    Assignment or other dealings
(a)    The Buyer may not assign or otherwise deal with its rights under this document without the consent of the Seller Guarantor.
(b)    None of the Sellers nor the Seller Guarantor may assign or otherwise deal with its rights under this document without the prior written consent of the Buyer.
28.3    Conflict of interest
Each party may exercise their rights, powers and remedies in connection with this document even if this involves a conflict of duty or it has a personal interest in their exercise.

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28.4    Counterparts
This document may consist of a number of copies, each signed by 1 or more parties to it. If so, the signed copies are treated as making up a single document and the date on which the last counterpart is executed is the date of the document.
28.5    Discretion in exercising rights
Unless this document expressly states otherwise, a party may exercise a right, power or remedy or give or refuse its approval, consent or a waiver in connection with this document in its absolute discretion (including by imposing conditions).
28.6    Entire agreement
This document constitutes the entire agreement of the parties about its subject matter and supersedes all previous agreements, negotiations and understandings on that subject matter.
28.7    Further steps
The parties agree to do anything (such as obtaining consents, signing and producing documents, producing receipts and having documents completed and signed) that another party asks and considers reasonably necessary to:
(a)    bind the parties and any other person intended to be bound under this document; or
(b)    show whether the parties are complying with this document.
28.8    Inconsistent law
To the extent the law permits, this document prevails to the extent it is inconsistent with any law.
28.9    Indemnities and reimbursement obligations
Any indemnity, reimbursement or similar obligation in this document:
(a)    is a continuing obligation despite the satisfaction of any payment or other obligation in connection with this document, any settlement or any other thing (including Completion);
(b)    is independent of any other obligations under this document; and
(c)    continues after this document, or any obligation arising under it, ends.
It is not necessary for a party to incur expense or make payment before enforcing a right of indemnity in connection with this document.
28.10    Knowledge and belief
Any representation, statement or warranty made by a party on the basis of its knowledge, information, belief or awareness is made on the basis that the party has, in order to establish that the representation, statement or warranty is accurate and not misleading in any material respect, made all reasonable enquiries of its officers, managers and employees who could reasonably be expected to have information relevant to matters to which the statement relates.

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28.11    No liability for loss
Unless this document expressly states otherwise, a party is not liable for any costs, liabilities, Losses or Taxes arising in connection with the exercise or attempted exercise of, failure to exercise, or delay in exercising, a right, power or remedy in connection with this document.
28.12    Partial exercising of rights
Unless this document expressly states otherwise, if a party does not exercise a right, power or remedy in connection with this document fully or at a given time, it may still exercise it later.
28.13    Remedies cumulative
The rights, powers and remedies in connection with this document are in addition to other rights, powers and remedies given by law independently of this document.
28.14    Representations and undertakings continue
Each representation, warranty and undertaking in this document is a continuing obligation despite Completion.
28.15    Rules of construction
No rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of or seeks to rely on this document or any part of it.
28.16    Severability
If the whole or any part of a provision of this document is illegal, unenforceable or void in a jurisdiction, it is severed for that jurisdiction. The remainder of this document has full force and effect and the validity or enforceability of that provision in any other jurisdiction is not affected. This clause has no effect if the severance alters the basic nature of this document or is contrary to public policy.
28.17    Supervening law
Any present or future law which operates to vary the obligations of a party in connection with this document with the result that another party’s rights, powers or remedies are adversely affected (including, by way of delay or postponement) is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.
28.1    Variation and waiver
A provision of this document, or right, power or remedy created under it, may not be varied or waived except in writing signed by the party to be bound.

29 Governing law
29.1    Governing law and jurisdiction
The law in force in Queensland governs this document. The parties submit to the exclusive jurisdiction of the courts of Queensland.
29.2    Serving documents
Without preventing any other method of service, any document in an action in connection with this document may be served on a party by being delivered or left at that party’s address for service of notices under clause 25.

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EXECUTED as a deed.

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Asset Sale and Purchase Agreement
Schedule 1    Details of Sellers
Part A - Sellers

No.	Column 2 Seller	Column 3 Seller’s notice details
1	Qantac Pty Ltd (ACN 077 067 728) (“Qantac Seller”)	Address: 21 Ingleston Road, Wakerley, Queensland 4154 Email: Attention: Graham William Cleary
2	Qantac ISP Pty Ltd (ACN 165 939 177) (“Qantac ISP Seller”)	Address: 21 Ingleston Road, Wakerley, Queensland 4154 Email: Attention: Graham William Cleary
3	Qantac Blackwater Pty Ltd (ACN 169 793 882) as trustee for the Blackwater Trust (ABN 64 269 248 756) (“Qantac Blackwater Trustee Seller”)	Address: 21 Ingleston Road, Wakerley, Queensland 4154 Email: Attention: Graham William Cleary
4	Qantac Blackwater Pty Ltd (ACN 169 793 882) in its personal capacity (“Qantac Blackwater Seller”)	Address: 21 Ingleston Road, Wakerley, Queensland 4154 Email: Attention: Graham William Cleary
5	Graham William Cleary as trustee for The Cleary Family Trust (ABN 68 469 602 598) (“CFT Seller”)	Address: 21 Ingleston Road, Wakerley, Queensland 4154 Email: Attention: Graham William Cleary

Part B – Sellers’ Representative
Name: Graham William Cleary
Email:
Address: 21 Ingleston Road, Wakerley, Queensland 4154

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Schedule 3    Warranties
Part A - Title Warranties

1 Title and Power
1.1    Status
Each Seller has been incorporated or formed in accordance with the laws of its place of incorporation or formation, is validly existing under those laws and has power and authority to own the Assets and to carry on the Business as it is now being conducted.
1.2    Power
Each Seller has power to enter into the Transaction Documents to which it is a party, to comply with its obligations under them and exercise its rights under them.
1.3    No contravention
The entry by each Seller into, its compliance with its obligations and the exercise of its rights under, the Transaction Documents to which it is a party do not and will not conflict with:
(a)    that Seller’s constituent documents or cause a limitation on its powers or the powers of its directors to be exceeded;
(b)    any law binding on that Seller or applicable to that Seller’s Assets; or
(c)    any Encumbrance or document binding on or applicable to it constitute a breach of any obligation (including but not limited to any statutory, contractual or fiduciary obligation).
1.4    Authorisations
Each Seller has in full force and effect each authorisations necessary for it to enter into each Transaction Document to which it is a party, to comply with its obligations and exercise its rights under them and to allow them to be enforced.
1.5    Validity of obligations
Each Seller’s obligations under a Transaction Document to which it is a party are valid and binding and are enforceable against that Seller in accordance with its terms.
1.6    Solvency
Each Seller is not Insolvent.
1.7    Claim against Assets
No Asset is liable to a Claim by a trustee in bankruptcy or a liquidator.
Part B - Business Warranties

2 Business since Last Balance Date

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2.1    Conduct since the Last Balance Date
Since the Last Balance Date, the Business has been conducted in the ordinary course and there has been no material adverse change in the financial or trading position or prospects of the Business.
2.2    Changes since Last Balance Date
Since the Last Balance Date:
(a)    the Sellers have not, in relation to the Business, other than in the usual course of the Business:
(i)    acquired or disposed of, or agreed to acquire or dispose of, an Asset; or
(ii)    assumed or incurred, or agreed to assume or incur, a liability, obligation or expense (actual or contingent); and
(b)    the Sellers have not made, or agreed to make, capital expenditure exceeding in total $50,000 or incurred or agreed to incur, a commitment or commitments involving capital expenditure exceeding $100,000, contrary to clause 8.2.
2.3    Forecasts and projections
All forecasts and projections relating to the Business given to the Buyer or its Representatives by or on behalf of the Sellers have been prepared with due care and attention. So far as the Seller is aware, there are no facts or circumstances which would lead a prudent business manager to revise those forecasts or projections.

3 Business
3.1    Ownership of Assets
The Sellers are the sole legal and beneficial owners of and have good title to the Assets.
3.2    No Encumbrances
On Completion, there will be no Encumbrances, Infrastructure Charges or Infrastructure Charges Notices over or affecting any of the Assets.
3.3    No financial debt
There will be no debt financing arrangements in place (whether written or unwritten) relating to the Business or the Assets on Completion.
3.4    Intellectual Property Rights
The Sellers are the sole legal and beneficial owners of all right, title and interest in and to the Business Intellectual Property, which on Completion will be free and clear of any Encumbrance, third party rights and Claims.
3.5    Licences, consents and authorisations
The Seller holds all licences, consents, certificates, permissions, consents and authorisations required for the carrying on of the Business and the use of the Buildings as they are currently being carried on and used.

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3.6    No other assets required
The Buyer does not require any assets (other than the Assets) to enable it to effectively conduct the Business from and after Completion in all material respects as it has been carried on by the Sellers since the Last Balance Date.
3.7    No impairment
No notice has been served on a Seller in respect of any of its Assets which might materially impair, prevent or otherwise interfere with the use of or proprietary rights in the Assets or give rise to any right to terminate any Contract.
3.8    Licences, consents, etc.
The Sellers hold all Approvals necessary for the carrying on of the Business on the Properties and the occupation and use of the Buildings. So far as the Sellers are aware:
(a)    the Approvals are in full force and effect, in good standing and have not lapsed and the Sellers have not received any notice from a local government or Government Agency, and have no knowledge of any event which might give rise to such a claim; and
(b)    there is no fact or matter that might prejudice the issue, continuance or renewal of those Approvals in the name of the Buyer.
3.9    Applicable law
The Business has been and is conducted in all material respects in accordance with all applicable laws, regulations and Approvals and, so far as the Sellers are aware, no allegation of any contravention of any applicable laws, regulations or Approvals by the Seller regarding the Business has been made.

4 Plant and Equipment
4.1    List of Plant and Equipment
Schedule 7 is a complete and accurate list of all material items of Plant and Equipment.
4.2    Depreciation
The rate of depreciation applied by each Seller in the preparation of its unaudited management accounts for the period ended 30 June 2024 for each item of Plant and Equipment has been applied over previous accounting periods of that Seller and is adequate to write down its value to nil realisable value at the end of its useful working life.
4.3    Condition
Each item of Plant and Equipment:
(a)    is in good repair taking into account reasonable wear and tear;
(b)    is in satisfactory working condition and capable of doing the work for which it is designed; and
(c)    has been maintained in a manner that does not prejudice any rights under any maintenance contract in connection with the Plant and Equipment.

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4.4    Possession
Each item of Plant and Equipment is in the physical possession of a Seller.
4.5    Applicable laws
Each item of Plant and Equipment is erected or positioned in accordance with all applicable laws and is operated by the Sellers without contravening any laws or industrial health and safety regulations.

5 Inventory
5.1    Fit for the purpose
The stocks of finished goods are of merchantable quality and fit for the purpose for which they are ordinarily acquired.
5.2    Level of inventory
The level of inventory (including spare parts) of the Business is sufficient to meet the requirements for the Business and is not materially surplus to the requirements of the Business.
5.3    Obsolete and slow moving inventory
The level of inventory of the Business which is obsolete or slow moving does not exceed the level at the Last Balance Date.
5.4    Possession
All of the inventory of the Business is in the physical possession of a Seller.
5.5    Retention of title
No items of inventory, including raw materials, packaging and containers have been delivered to any of the Sellers on condition that the supplier retains title in the relevant goods until the relevant Seller pays for the goods in full.

6 Intellectual Property
6.1    List of Business Intellectual Property
The information in Schedule 5 is a complete and accurate list of all Intellectual Property Rights owned, used or held by each Seller in connection with that Seller’s Business.
6.2    No licences or assignments
A Seller has not licensed, assigned or otherwise disposed of any right, title or interest in its Business Intellectual Property and is not obliged to grant a licence, assignment or other right in respect of any of its Business Intellectual Property to any third party (including companies related to any Seller).
6.3    Third party interests or use
There are no interests of a third party, including parties related to the Seller, that prejudice the Business Intellectual Property. The Sellers are not aware of any use by any other person of any of the Business Names or the Business Trade Marks in contravention of the rights of the Seller.

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6.4    No infringement of third party rights
Neither the carrying on of the Business, nor the use of the Business Intellectual Property:
(a)    infringes the Intellectual Property Rights of any third party;
(b)    is in breach of any obligation of confidence owed to any third party; or
(c)    breaches the terms of any Contract or any other agreement.
6.5    No notice of infringement
No Seller has received any notice or Claim from any party that the use of any Business Intellectual Property:
(a)    infringes, or is alleged to infringe, the Intellectual Property Rights of any third party;
(b)    is, or is alleged to be, in breach of any obligation of confidence owed to any third party; or
(c)    breaches the terms of any Contract or any other agreement.

7 Contracts
7.1    List of material contracts
The information in Schedule 6 is a complete and accurate list of all Contracts.
7.2    Valid and binding
Each Contract is valid, binding and enforceable against the parties to it in accordance with its terms. No circumstance or fact exists which might give rise to a risk of credit loss under any Contract.
7.3    No breach
No party is in breach of, or default under, any Contract and, as far as each Seller is aware, no circumstance or fact exists which might give rise to a breach or default under any Contract.
7.4    No loss
None of the Contracts is known to the Sellers to be likely to result in a loss for the Business.
7.5    Outstanding offers or tenders
The Sellers have not made any offers, tenders or quotations which are still outstanding and capable of giving rise to a contract by the unilateral act of a third party.
7.6    Conditions and warranties
Except for a condition or warranty implied by law or contained in its standard terms of business or otherwise given in the usual course of the Business, the Sellers have not given a condition or warranty, or made a representation, in respect of goods or services supplied or agreed to be supplied by them in the course of the Business, or accepted an obligation that could give rise to a liability after the goods or services have been supplied by them.

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7.7    Amendments or termination
The Sellers have not been notified of an actual or intended amendment or termination of any Contract.
7.8    Arm’s length contracts
At no time has a Seller had a direct or indirect interest in any contract or arrangement containing terms which were not of an entirely arm’s length nature, nor have the profits or financial position of the relevant Seller’s Business been affected by any contract or arrangement with terms of that nature.
7.9    No intention to cease trade
No counterparty to any Contract has, in the 12 months before the date of this document, provided written notice or otherwise stated an intention to cease purchasing, or materially reduce the amount purchased, from a Seller.
7.10    Freedom to operate
No Contract restricts a Seller’s freedom to operate the whole or part of its Business or to use or exploit any of its Assets as it decides.

8 Records
8.1    Possession
The originals of all Records which ought to be in the possession of a Seller are in that Seller’s possession and will be delivered to the Buyer at Completion in accordance with the terms of this document.
8.2    Conduct of Business
In respect of each Seller, the relevant Seller’s Records:
(a)    are complete, correct and not misleading in all material respects;
(b)    are sufficient for the purposes of conducting that Seller’s Business in the ordinary course; and
(c)    comply in all material respects with applicable laws and regulations as to their content.

9 Litigation
9.1    No proceedings
The Sellers are not currently involved in any legal, administrative or governmental proceedings relating to the Business and, so far as each Seller is aware, none is threatened.
9.2    No claims or disputes
In respect of each Seller, there are no current claims or disputes relating to the relevant Seller’s Business or their Assets or their use and, so far as the relevant Seller is aware, there are no facts or circumstances which may give rise to such a dispute or claim or to legal, administrative or government proceedings.

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9.3    Undertakings
No Seller has given a written undertaking or assurance (whether or not legally binding) to any court or Government Agency (including any competition authority) under any anti-trust or similar legislation in any jurisdiction.
9.4    Notice from Governmental Agencies
No Seller has received written notice from a Government Agency indicating that a Seller is the subject of any investigation, inquiry, prosecution or enforcement proceedings by any Government Agency.

10 Insurance
(a)    Each Seller has maintained all insurances required by law or by the terms of any Contract.
(b)    So far as the Sellers are aware, there is no circumstance or fact which would lead to any contracts of insurance which cover those risks being prejudiced.

11 Employees
11.1    List of Employees
Schedule 4 is a complete and accurate list of each Employee’s details regarding their period of service, their annual, long service and sick leave entitlements and their remuneration details.
11.2    Employment contracts
All contracts of service and letters of appointment in respect of any Employees to whom offers of employment are made under clause 10.1 have been provided to the Buyer. Full details of the terms of employment agreed orally between the relevant Seller and each Employee have been provided to the Buyer.
11.3    Industrial instruments
(a)    Each Seller has disclosed to the Buyer full details of all state and federal industrial awards and agreements (including unregistered agreements) which apply to that Seller’s Employees.
(b)    None of the Sellers are presently subject to a bargaining period notified by any union or group of employees in respect of any collective industrial agreement that applies to the Employees.
11.4    No contractors
None of the Sellers engage any independent contractors who provide personal services to the Seller in connection with the Business, whether directly or pursuant to a contact between a corporate entity and the Seller.
11.5    No disputes
None of the Sellers are involved in any industrial or trade dispute in relation to the Business or any dispute regarding any claim with any of the Employees or with any trade union in relation to the Business and, so far as the relevant Seller is aware, there are no circumstances or facts which are likely to result in such a dispute.

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11.6    Claims information
The Sellers have provided to the Buyer full details of:
(a)    all workers’ compensation payments being received or due to be received by Employees or claimed by Employees of the Sellers, or by previous employees of the Sellers; and
(b)    all notices, prosecutions and fines received by it, and details of all incidents which might potentially give rise to such, in respect of any breach or alleged breach of occupational health and safety standards, in the 3 years before the date of this document and which relate to the Business.
11.7    Change in remuneration
Since the Last Balance Date there has not been any material change in the remuneration or benefits of any Employee who is or may be a Transferring Employee.
11.8    Claims
None of the Transferring Employees are receiving or are due to receive workers’ compensation payments. None of the Transferring Employees have pending or threatened any Claims of any nature against the Sellers. The Sellers have not been ordered to pay any damages, compensation or award to any Transferring Employee. The Sellers have provided to the Buyer full details of all employees’ Claims made against the Sellers during the period of 3 years before the date of this document.
11.9    Licences/qualifications
Each Transferring Employee holds every relevant licence or qualification which they are required to hold to perform their normal duties.
11.10    Tax treatment
Any payment made or allowed to the Buyer for the acceptance of an obligation to pay accrued employee leave entitlements under this document does not constitute an “accrued leave transfer payment” under any Australian law or an award, order, determination or industrial agreement made under Australian law. Accordingly, the Sellers must not claim a deduction for the payments pursuant to section 26-10 of the Income Tax Assessment Act 1997 (Cth).
11.11    Employee entitlements
All employee entitlements including wages, salary, allowances, overtime, penalty rates, commissions, bonuses, superannuation, paid leave and expense reimbursements and any payments which the Seller is required to make to third parties with respect to its employees, have been paid and are up-to-date as at the Completion Date.
11.12    Occupational health and safety
The Sellers have provided to the Buyer full details of all notices, prosecutions and fines received by the Sellers in respect of any breach or alleged breach of occupational health and safety laws or standards within a period of 3 years before the date of this document. The Sellers have disclosed to the Buyer full details of all incidents which might potentially give rise to occupational health and safety notices, prosecutions or fines between the date of this document and the Completion Date.

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12 Environment and Planning
12.1    Compliance with Environmental and Planning Laws
The Sellers:
(a)    has always previously complied with all Environmental and Planning Laws;
(b)    are currently complying with all Environmental and Planning Laws;
(c)    are not aware of any current investigations on foot with respect to a Seller’s compliance with any Environmental and Planning Laws;
(d)    have not received any enforcement notices or orders issued by any authority or Government Agency in respect of any of the Properties; and
(e)    are not aware of any circumstances which might give rise to any notices or orders being issued.
12.2    Contamination and Pollution
The Sellers:
(a)    to the best of their knowledge and belief after having made due enquiries, are not presently the owner of any Contaminated Land; and
(b)    are not now Polluting any of the Properties or any Land adjacent to any of the Properties.
12.3    Approvals
The Sellers:
(a)    have always previously held and fully complied with all Approvals;
(b)    currently holds, and are fully complying with, all Approvals; and
(c)    are not aware of any material breaches or disputes relating to any of the Approvals.
12.4    Infrastructure Charges and Agreements
The Sellers:
(a)    are not aware of any Infrastructure Charges levied or outstanding for any of the Approvals or the Properties, other than (as at the date of this document) the Waratah Infrastructure Charge Notice;
(b)    have no knowledge of any amended Waratah Infrastructure Charge Notice;
(c)    have at all times complied with the obligations under the Infrastructure Charge Notices and the Waratah Infrastructure Charge Notice, where applicable; and
(d)    are not aware of any infrastructure agreements in effect for any of the Approvals or the Properties.

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12.5    Plant and Equipment
The Approvals, amongst other things, permit the use of relevant Plant and Equipment to their maximum rated capacity.
12.6    No Pollution
When operating to their maximum rated capacity, or otherwise, the Plant and Equipment do not generate Pollution.
12.7    Environmental management
The Sellers have in place, and are complying with the terms of, systems and processes designed to ensure its future compliance with all Environmental and Planning Laws and those systems and processes have been designed with professional skill, care and diligence.

13 Information
13.1    Accuracy
All information given by the Sellers or their respective Representatives, in the course of negotiations leading to the Transaction Documents and Completion, including the information in the Due Diligence Material, and the facts set out in the schedules and annexures to the Transaction Documents, is complete, correct and not misleading.
13.2    No omissions
As far as the Sellers are aware, no information has been omitted from the Due Diligence Material as at the date of this document that would render the Due Diligence Material misleading or deceptive in any material respect.
13.3    Disclosure
In respect of each Seller, all facts relating to that Seller’s Business and that Seller’s Assets and all things in connection with them which would be material to the assessment of the nature and the amount of risk undertaken by a prudent intending acquirer of the Business and the Assets have been disclosed to the Buyer.
13.4    Conduct
Neither the Sellers nor any person acting on their behalf in connection with this document, or any transaction in connection with it, has engaged in conduct that is misleading or deceptive (or likely to mislead or deceive) in any material respect (including by omission).

14 Privacy
14.1    Collection, use and disclosure
Any collection, holding, use or disclosure of Business Personal Information by the Sellers or any of their Related Bodies Corporate:
(a)    is consistent with any privacy statement or privacy policy issued in respect of the Business, and
(b)    complies with all Privacy Laws by which the Sellers are bound.

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14.2    Complaints
The Sellers have notified the Buyer about all unresolved complaints about the collection, holding, use or disclosure of the Business Personal Information.
14.3    Breach
Fulfilling the Sellers’ obligations under each of the Transaction Documents to which it is a party does not put either the Sellers or the Buyer in breach of any Privacy Laws.
14.4    Consents
The Sellers hold all consents necessary to allow them to disclose, and (if necessary) the Buyer to collect, any Personal Information required to be disclosed under the Transaction Documents.

15 Properties
15.1    Disclosure
The Due Diligence Materials contain details of all the land and premises owned, leased or otherwise occupied by a Seller or a Seller Associate in connection with the Business.
15.2    Occupation
The Sellers have rights to occupy, and quiet enjoyment of, the Properties used or occupied by them and, so far as each Seller is aware, hold all licences, rights, interests and privileges necessary or appropriate for the use of and conduct on the Properties of the Business as carried on at Completion.
15.3    Notices
(a)    The Sellers are the only holders of, and have good title to the Properties, free from any mortgage or other interest (including any Encumbrance), except for:
(i)    conditions in the Crown grant;
(ii)    the Permitted Encumbrances; and
(iii)    the statutory rights relating to water supply, sewerage, drainage, electricity, telephone and other services in, passing through or over the land, whether or not protected by registered easement.
(b)    To the Sellers’ knowledge and belief, each Seller has complied with, and the Properties and all improvements comply with, all approvals, consents, licences and permits from all relevant Government Agencies in all material respects in respect of the Properties and which, if not complied with, may cause material detriment to the Buyer.
(c)    There are no demands, notices or orders issued by any authority to any Seller in respect of the Properties and, to the Sellers’ knowledge and belief, there is no proposal:
(i)    requiring work to be done or expenditure to be made on or in respect of any of the Properties;
(ii)    in respect of any contemplated, pending or threatened condemnation;

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(iii)    in respect of any contemplated, pending or threatened compulsory acquisition or resumption; or
(iv)    in respect of any contemplated, pending or threatened change to the planning, zoning or other ordinances.
(d)    To the Sellers’ knowledge and belief, there is no defect or restriction on use which may materially decrease the ability to use any of the Properties for its current use.
(e)    To the Sellers’ knowledge and belief, there is no Contaminant located on or near any Property or any breach of any Environmental and Planning Law in relation to any the Properties.
(f)    To the Sellers’ knowledge and belief, all Approvals held by the Sellers with respect to land and premises owned, leased or otherwise occupied by a Seller or a Seller Associate in connection with the Business are in full force and effect, in good standing, and have not lapsed and no Seller has received any notice from a local government or Government Agency, and have no knowledge of any event which might give rise to such a claim.
(g)    There are no disputes between a Seller and any owners of the land adjoining the Properties or with Government Agencies or otherwise in relation to any of the Properties.
(h)    No Seller has disposed of, agreed to dispose of or granted any option to purchase any of the Properties.
(i)    The Properties are not subject to any unsatisfied judgment or any award, decision or order made by an arbitrator, authority, commission or court.
(j)    There is no contract under which any Seller has committed to incur capital expenditure in relation to any the Properties which has not been paid or spent.

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Asset Sale and Purchase Agreement
Schedule 8    Provisions applying to the sale of the Properties

1 Definitions and interpretation
1.1    Definitions
In this Schedule 8, unless the contrary intention appears, these meanings (together with the meanings in the Details) apply:
Actual Settlement Date means the date on which Settlement of the Properties actually takes place.
Clearance Certificate means a current certificate issued by the Commissioner of Taxation under section 14-220 of Schedule 1 to the Tax Administration Act 1953 (Cth) that applies to a Seller in respect of the sale of the Property it is selling under this document.
Closing Time means the time the ELNO usually closes for settlement transactions in Queensland on the Due Settlement Date.
Commissioner has the meaning in the Tax Administration Act 1953 (Cth).
Contamination has the same meaning as given to the term ‘Contamination’, ‘Contaminant’, ‘Contaminated’ or similar term under the relevant contaminated sites or environmental legislation which applies in Queensland.
Due Settlement Date means the date for Completion determined under clause 5.1 of this document.
ECNL means the Electronic Conveyancing National Law.
Electronic Settlement means Settlement and the lodgment of the documents necessary to record the Buyer as registered proprietor of the Properties facilitated by the ELNO.
ELNO has the meaning set out in the ENCL.
Encroachment means any encroachment:
(a)    upon any of the Properties by a building or structure on an adjoining property;
(b)    by the Buildings or other improvements on any of the Properties upon any adjoining land; or
(c)    resulting from an incorrect alignment of a boundary fence or wall.
Environmental Law means any law (whether statute or common law, including the laws of negligence and nuisance) concerning the protection or enhancement of the environment or health or safety of persons which applies in the relevant jurisdiction in Queensland.
Environmental Liability means any liability, obligations, Claim or Loss which is incurred or which arises as a consequence of any Contamination, pollution or other substances on the Properties or any Contamination, pollution or other substances emanating from the Properties.

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Land Transfer means a transfer of land form, in the form required by the Titles Office, for the registration of the transfer of the Properties from the Sellers to the Buyer.
Permitted Encumbrances means in respect of:
(a)    the Rosewood Property:
(i)    Easement in Gross 716805246; and
(ii)    Easement in Gross 717699963;
(b)    the Vitrinite Property:
(i)    Easement in Gross 708969262;
(ii)    Easement in Gross 708969265; and
(iii)    Easement in Gross 710799946; and
(c)    the Waratah Property:
(i)    Easement in Gross 720827354;
(ii)    Easement in Gross 723323280; and
(iii)    Easement in Gross 723323281.
PPS Interests means the interests registered on the PPSR as at the date of Settlement.
PPSR means the Personal Property Securities Register.
Sellers’ Solicitor means Weldon and Associates.
Settlement means, in respect of a Property, the actual settlement and completion of the sale of the Property under this document.
Subscriber means a subscriber under the ECNL.
Titles Office means Titles Queensland.
Withholding Amount means the amount which the Buyer is required by section 14-200 of Schedule 1 to the Tax Administration Act 1953 (Cth) to pay to the Commissioner in respect of the purchase of each of the Properties.
Workspace means an 'Electronic Workspace' as defined in the participation rules made under the ECNL for the transaction within the ELNO.
1.2    Clause references
A reference to a clause number in this Schedule 8 is a reference to the relevant clause number in this Schedule 8 and not to a clause in the main part of this document, unless otherwise indicated.

2 Encumbrances and disclosures
2.1    Encumbrances
The Properties are sold, and will be transferred to the Buyer subject to:
(a)    any Encroachment; and

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(b)    the Permitted Encumbrances,
but otherwise free from any Encumbrances.

3 Completion
3.1    Procedure on Settlement
Subject to clause 2.3 of this document and clause 3.5 of this Schedule 8, and to payment of the Acacia Purchase Price, the Rosewood Purchase Price, the Vitrinite Purchase Price and the Waratah Purchase Price (as applicable) and all other money payable by the Buyer to the Sellers at Settlement, each Seller of a Property must deliver to the Buyer at Settlement:
(a)    unless previously provided by the Seller to the Buyer under clause 3.3(b), the Land Transfer duly executed by or on behalf of the Seller for the Property it is selling to the Buyer, which is capable of immediate registration following stamping;
(b)    for each of the Properties, verification of identity statements in the form required by the Titles Office for the Seller:
(c)    duplicate keys and security key cards to each of the Properties held by the Seller or the Seller’s agents or employees;
(d)    a withdrawal, discharge or surrender of all Encumbrances registered or lodged against the Property it is selling to the Buyer which are required to be discharged or withdrawn on Settlement (except for the Permitted Encumbrances);
(e)    the Plant and Equipment; and
(f)    a copy of a written release of each of the Properties from:
(i)    the PPS Interests; and
(ii)    any other ‘All PAP’ security interest registered on the PPSR against the Seller prior to Settlement, but otherwise the Seller of a Property is not required (in respect of the Property only and in any event subject to clause 5.2 of this document) to provide the Buyer with releases of, or any other documents in relation to, any security interests registered on the PPSR against the Seller.
3.2    Delivery of Items
Delivery of the items referred to in clauses 3.1(c) and 3.1(e) may be made by the Sellers to the Buyer promptly after Settlement.
3.3    Buyer to tender Land Transfers
(a)    The Buyer must prepare, execute and then tender to the Sellers or the Sellers’ Solicitors a reasonable time before the Due Settlement Date, and in any event not less than 10 Business Days before the Due Settlement Date, the Land Transfer for each of the Properties.
(b)    If requested by the Buyer for the purposes of having a Land Transfer stamped before the Due Settlement Date, and subject to the Buyer first providing the signed Land Transfer to the Sellers in accordance with clause 3.3(a), each relevant Seller must execute the Land Transfer and return the executed Land Transfer to the Buyer no later than 5 Business

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Days before the Due Settlement Date, solely for the purposes of the Buyer attending to the stamping of the Land Transfer.
3.4    Registration following Settlement
The Buyer must arrange for the Land Transfers for each of the Properties to be lodged at the Titles Office for registration of the Land Transfers to occur, as soon as practicable following Settlement.
3.5    Electronic Conveyancing
(a)    This clause 3.5 applies if:
(i)    The Titles Office requires Settlement in relation to the Properties to be completed by an Electronic Settlement; or
(ii)    The parties agree to an Electronic Settlement.
(b)    If this clause 3.5 applies:
(i)    it has priority over any other provision of this document to the extent of any inconsistency; and
(ii)    without limiting subclause 3.5(c)(i), any provision of this document requiring the physical preparation, signing, delivery or payment of anything that is dealt with digitally or electronically within or using the Workspace is amended accordingly.
(c)    Each of the Sellers and the Buyer must:
(i)    be, or engage a representative who is, a Subscriber;
(ii)    ensure that each other person for whom that party is responsible and who is associated with the transaction is, or engages, a Subscriber;
(iii)    authorise their representative to act on their behalf in the manner required by the ECNL; and
(iv)    conduct the transaction in accordance with the ECNL.
(d)    The Buyer, the Sellers or their representative must:
(i)    create a Workspace as soon as reasonably practicable;
(ii)    invite the other party and that other party’s representative and all relevant mortgagees (if applicable) involved in the transaction to join the Workspace; and
(iii)    set the time for Settlement as prior to 1.00pm on the Due Settlement Date.
(e)    Settlement occurs in relation to each Property when the Workspace records that the exchange of funds or value (if any) between the Seller of that Property and the Buyer and (if applicable) the Seller’s mortgagee and Buyer’s mortgagee has completed in accordance with the instructions of the parties and the definition of 'Settlement' is amended accordingly.

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(f)    Each party must do everything reasonably necessary to:
(i)    progress the transaction in the Workspace to Electronic Settlement on the Due Settlement Date at the time specified in the Workspace; and
(ii)    assist the other party to trace and identify the recipient of any mistaken payment made under the Electronic Settlement and to recover the mistaken payment.
(g)    If Settlement in accordance with clause 3.5(f) has not occurred by the Closing Time, the parties must do everything reasonably necessary to effect Settlement:
(i)    as an Electronic Settlement; or
(ii)    at the option of either the Buyer or the Sellers’ Representative, exercised by giving notice to the other party to that effect, otherwise than as an Electronic Settlement, on the next possible Business Day the parties can prepare such a settlement (being no later than 6 Business Days after a party serves notice), provided that the Titles Office will accept settlement by a means other than electronically and time remains of the essence.
(h)    A party is not in default under this document if:
(i)    that party is prevented from complying with an obligation because the other party or the other party's financial institution has not done something in the Workspace; or
(ii)    Electronic Settlement fails and does not occur by the Closing Time because a computer system of the Titles Office, the ELNO or the Reserve Bank of Australia is inoperative for any reason, but that party must comply with that party's obligations as soon as the event referred to in clause 3.5(h)(i) or (ii) ceases to apply.
(i)    No party may exercise any rights under this document or at law to terminate this document during the time that the Workspace is locked for Electronic Settlement.
(j)    Subject to clause 3.5(h), nothing in this clause 3.5 affects the rights of a party under this document if Settlement does not occur on or before the Due Settlement Date due to the delay or default by the other party.
(k)    Each party must pay that party's own fees and charges for using the ELNO for Electronic Settlement.

4 Acknowledgements regarding the Properties
4.1    Due Diligence
The Buyer acknowledges and agrees that:
(a)    before entering into this document, the Sellers gave the Buyer a reasonable opportunity to inspect and review the Disclosure Material in relation to the Properties; and

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(b)    it has entered into this document on the basis that it has, or had the opportunity to:
(i)    undertake due diligence; and
(ii)    make all enquiries as the Buyer saw fit; and
(iii)    seek its own advice,
with respect to the Properties and consider all advice and reports received, including the opportunity to:
(iv)    review any agreement or contract relating to the Properties and disclosed before the date of this document, and obtain legal and other advice in that regard; and
(v)    appoint engineers or other consultants to undertake inspections of and preparation of reports concerning:
(A)    the environmental condition of the Properties and any Contamination affecting the Properties;
(B)    the structure of the Properties; and
(C)    the Plant and Equipment; and
(c)    appoint consultants to carry out, and report on, inspections and surveys with respect to the Properties.
4.2    Buyer purchasing on own inspection
(a)    Except as expressly provided otherwise in this document (including the Warranties and the Specific Indemnities):
(i)    the Properties are sold as they stand with all defects and faults existing, whether or not the same are apparent or ascertainable on inspection; and
(ii)    the Buyer acknowledges that in entering into this document the Buyer is relying solely on the Buyer’s own enquiries, inspections and investigations with respect to the Properties.
(b)    Except as expressly provided otherwise in this document (including the Warranties and the Specific Indemnities), the Buyer having made its own enquiries:
(i)    accepts the Properties in their condition as at the date of this document and as at the Actual Settlement Date, subject to fair wear and tear;
(ii)    accepts any Encroachment;
(iii)    accepts the Permitted Encumbrances;
(iv)    is satisfied as to the condition, nature, quality and state of repair of the Properties; and
(v)    is satisfied about the purposes for which the Properties may be used and about all prohibitions and restrictions on their development and use.

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(c)    Without limiting clauses 4.2(a) and (b), but subject to the other express provisions of this document (including the Warranties and the Specific Indemnities), the Buyer acknowledges that it has satisfied itself in connection with:
(i)    the accuracy of the description of each of the Properties;
(ii)    the use, fitness or suitability of the Properties for any purpose;
(iii)    any future income that may be derived from, and future expenses that may be incurred in connection with, the Properties;
(iv)    whether the Properties comply with all laws and requirements of any Governmental Agency affecting the Properties and any non-compliance;
(v)    the existence or otherwise of any requirements of any Governmental Agency in connection with the Properties, including resumptions, road dedications, road widenings and similar things;
(vi)    the existence or otherwise of necessary approvals, consents, licences or requirements of Government Agencies in connection with the Properties (including their use) and any non-compliance with those approvals, consents, licences or requirements;
(vii)    the existence of easements or other rights in respect of a service for any of the Properties (including air, communication, drainage, electricity, garbage, gas, sewerage, telephone or water) which is a joint service or which passes through another property, or any service for another property which passes through any of the Properties;
(viii)    the presence on any of the Properties of asbestos or hazardous substances or Contamination;
(ix)    the condition or existence or non-existence of services and utilities;
(x)    any fixtures being lessee’s or licensee’s fixtures; and
(xi)    any approval, application for an approval or order under any law.
4.3    No Claims or objections
Subject to the other express provisions of this document (including the Warranties and the Specific Indemnities), the Buyer:
(a)    takes title subject to the matters referred to, disclosed or described under this clause 4; and
(b)    is not entitled to, and will not, make any objection to or Claim (including a Claim for compensation or damages), deduct or retain any amount, delay Settlement or rescind or terminate this document because of anything referred to, disclosed or described under this clause.

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4.4    Error or Misdescription
(a)    No error or misdescription of the Properties will annul the sale, provided that the parties must discuss and agree what compensation (if any) will be given or made in respect of that error or misdescription of the Properties (as the case requires). Any compensation agreed in respect of any error or misdescription of a Property will not constitute a Claim (for the purpose of clause 5) and for the avoidance of doubt this clause 4.4 does not apply to any error or misdescription included in the Due Diligence Material.
(b)    If the parties are unable to agree upon the amount of compensation under clause 4.4(a) within 20 Business Days after a party is notified of an error or misdescription under that clause, then the amount will be settled by:
(i)    an arbitrator to be appointed by the Buyer and the Sellers’ Representative by mutual agreement; or
(ii)    failing agreement within 10 Business Days of compensation being claimed in writing, an arbitrator nominated by the President for the time being of the Australian Institute of Arbitrators and Mediators,
whose decision shall be final. Any arbitration will be conducted in accordance with the Commercial Arbitration Act 2013 (QLD) and the parties may be represented by a duly qualified legal practitioner in relation to the arbitration proceedings.
4.5    No Requisitions or Objections relating to Title
(a)    No Seller is, or is entitled to be, the registered proprietor of each of the Properties which are registered under the Land Title Act 1994 (QLD).
(b)    Subject to the representation of the Sellers in clause 4.4(a), the Buyer is not entitled to make any objection to or requisition on title to the Properties and the Buyer accepts each Seller's title to the Properties.

5 No Warranties
The Buyer acknowledges and agrees that, other than as disclosed in and subject to the provisions of this document (including the Warranties and the Specific Indemnities), no representation or warranty has been made to the Buyer or anyone on the Buyer's behalf by the Sellers or anyone on the Sellers' behalf as to:
(a)    the condition or state of repair of any of the Properties;
(b)    the suitability of any of the Properties for any purpose or use whatsoever; or
(c)    any matter which affects or relates to any of the Properties or to Settlement.

6 Risk
6.1    Risk
Despite any rule of law or equity to the contrary, the Properties will be at the risk of the Sellers until Settlement and at Settlement risk will pass and the Properties are at the entire risk of the Buyer.

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6.2    Damage or destruction prior to risk passing
If any of the Properties are so damaged or destroyed (including as a result of acts of God, war, blockade, revolution, riot, fire, earthquake, flood, storm, tempest or other natural calamity) before risk passes to the Buyer so as to be substantially unusable:
(a)    the Sellers’ Representative must give notice to the Buyer as soon as reasonably practicable; and
(b)    the provisions of clauses 9.3 and/or 20.4 will apply, read subject to the necessary changes to operate within this Schedule 8.

7 Foreign Resident Withholding
7.1    Application
This clause 7 applies (despite any other provision of this document) if:
(a)    a Seller does not provide a Clearance Certificate in respect of its Property to the Buyer at least 5 Business Days before Settlement; or
(b)    for any other reason the Buyer is obliged to pay a Withholding Amount to the Commissioner.
7.2    Obligations
If this clause 7 applies:
(a)    the Buyer must deduct the Withholding Amount from the Acacia Purchase Price, the Rosewood Purchase Price, the Vitrinite Purchase Price or the Waratah Purchase Price (as applicable) and pay the Withholding Amount to the Commissioner immediately after Settlement; or
(b)    if the Buyer provides to the Sellers’ Representative at Settlement:
(i)    evidence from the Commissioner or the Australian Taxation Office that the Withholding Amount has been paid to the Commissioner; or
(ii)    any other evidence relating to the payment of the Withholding Amount that is acceptable to the Sellers’ Representative acting reasonably, the Buyer is not required to pay that part of the Acacia Purchase Price, the Rosewood Purchase Price, the Vitrinite Purchase Price or the Waratah Purchase Price (as applicable) to any Seller.
7.3    Withholding Amount
If clause 7.2 applies, the Buyer will be treated as having given an irrevocable authority and direction to the Buyer’s Representative to pay the Withholding Amount to the Commissioner immediately following Settlement.

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Asset Sale and Purchase Agreement
Signing page
DATED: February 18, 2025___________

Buyer

EXECUTED by CIVEO PTY LTD in accordance with section 127(1) of the Corporations Act 2001 (Cth): /s/ Vanessa Mackett Signature of director Vanessa Mackett Name of director (block letters)	/s/ Peter McCann Signature of director/company secretary Peter McCann Name of director/company secretary (block letters)

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Sellers

EXECUTED by QANTAC PTY LTD in accordance with section 127(1) of the Corporations Act 2001 (Cth):

/s/ Graham William Cleary
Signature of director (who states that they are the sole director and sole company secretary of the company)

GRAHAM WILLIAM CLEARY

Name of director/company secretary (block letters)

EXECUTED by QANTAC ISP PTY LTD in accordance with section 127(1) of the Corporations Act 2001 (Cth):

/s/ Graham William Cleary
Signature of director (who states that they are the sole director of the company and it does not have a company secretary)

GRAHAM WILLIAM CLEARY

Name of director (block letters)

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EXECUTED by QANTAC BLACKWATER PTY LTD in accordance with section 127(1) of the Corporations Act 2001 (Cth):

/s/ Graham William Cleary
Signature of director (who states that they are the sole director and sole company secretary of the company)

GRAHAM WILLIAM CLEARY

Name of director/company secretary (block letters)

EXECUTED by QANTAC BLACKWATER PTY LTD in its capacity as the trustee of the QANTAC BLACKWATER TRUST in accordance with section 127(1) of the Corporations Act 2001 (Cth):

/s/ Graham William Cleary
Signature of director (who states that they are the sole director and sole company secretary of the company)

GRAHAM WILLIAM CLEARY

Name of director/company secretary (block letters)

EXECUTED by GRAHAM WILLIAM CLEARY in his capacity as the trustee of the CLEARY FAMILY TRUST in accordance with section 127(1) of the Corporations Act 2001 (Cth):

/s/ Graham William Cleary
GRAHAM WILLIAM CLEARY

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Seller Guarantor

SIGNED, SEALED AND DELIVERED in the presence of: /s/ David Wheldon Signature of witness DAVID WHELDON Name of witness (block letters)	/s/ Graham William Cleary Signature of GRAHAM WILLIAM CLEARY

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